Execution Version
Exhibit 10.29

LICENSE AGREEMENT

by and among

ONO PHARMACEUTICAL CO., LTD.

and

PROGENICS PHARMACEUTICALS, INC.

Dated as of October 16, 2008

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TABLE OF CONTENTS
Page

1.        DEFINITIONS.                                                                                                      1

2.        LICENSE GRANTS AND RELATED MATTERS.                                                                                 13
2.1.	License from Progenics to Ono	13
2.2.	Sublicenses	13
2.3.	Sen-yo Jisshiken Tohroku/Tsujyo Jisshiken Tohroku	14
2.4.	Participation in Progenics’ Right of First Refusal	14
2.5.	License from Ono to Progenics	15
2.6.	Non-Exclusive License Grant.	15
2.7.	Fully Paid-Up, Royalty Free License	15
2.8.	Progenics Third Party Agreements	16
2.9.	Know-How Disclosure and Transfer	16
2.10.	Costs of Assistance	16
2.11.	No Implied Rights	16

3.        GOVERNANCE OF COLLABORATION                                                                                                                                                     17
3.1.	Management of the Collaboration and General Committee Procedures.	17
3.2.	Joint Steering Committee (JSC).	18
3.3.	Joint Development Committee (JDC).	19
3.4.	Joint Commercialization Committee (JCC).	20
3.5.	Working Groups	21

4.        DEVELOPMENT                                                                                                         21
4.1.	Development Plan	21
4.2.	Development Responsibilities of Ono	21
4.3.	[*] Development Activities	22
4.4.	Records	22
4.5.	Reports on Development	22

5.        COMMERCIALIZATION                                                                                          22
5.1.	Ono’s Commercialization Responsibilities and Efforts.	22
5.2.	Supply.	23
5.3.	Marketing Materials and Corporate Branding	23
5.4.	Sharing of Information	23
5.5.	Option to Develop and Commercialize Additional Formulations	24
5.6.	Developmental Research License	24
5.7.	Non-Competition	25

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6.        PAYMENTS BY ONO TO PROGENICS.                                                                                         25
6.1.	Upfront License Fee Payment	25
6.2.	Development Milestone Payments	25
6.3.	Commercialization Milestone Payments	25
6.4.	Royalty Payments.	26
6.5.	Reports and Payments.	27

7.        INTELLECTUAL PROPERTY.                                                                                                                                                                                                                                                                  29
7.1.	Ownership of Intellectual Property.	29
7.2.	Patent Rights.	30
7.3.	Trademarks	38

8.        CONFIDENTIALITY.                                                                                              38
8.1.	Confidentiality	38
8.2.	Authorized Disclosure.	38
8.3.	SEC Filings and Other Disclosures	39
8.4.	Public Announcements; Publications.	39

9.        REPRESENTATIONS AND WARRANTIES.                                                                                         40
9.1.	Representations and Warranties of Each Party	40
9.2.	Additional Representations and Warranties of Progenics	41
9.3.	Additional Representation and Warranty of Ono	42
9.4.	Representation by Legal Counsel	43
9.5.	No Inconsistent Agreements	43

10.      TERM AND TERMINATION.                                                                                                                                                                                                                                                                  43
10.1.	Term	43
10.2.	Termination by Progenics.	43
10.3.	Termination by Ono.	43
10.4.	Effects of Expiration or Termination.	44
10.5.	Provision for Insolvency.	48

11.      INDEMNIFICATION AND INSURANCE.                                                                                                                                                                                                                                              50
11.1.	Indemnification by Ono	50
11.2.	Indemnification by Progenics	50
11.3.	Procedure	51

12.      REGULATORY MATTERS, PRODUCT SAFETY ISSUES, PRODUCT RECALLS.                                                                                                                                                                         51
12.1.	Regulatory Matters.	51
12.2.	Medical and Customer Inquiries	52
12.3.	Safety Agreement	52
12.4.	Product Recalls.	52
12.5.	Cost of Recalls	53

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13.      MISCELLANEOUS.                                                                                                                                                                                                                                                                                    53
13.1.	Scope of License	53
13.2.	Documents and Information	53
13.3.	Assignment	53
13.4.	Further Actions	54
13.5.	Force Majeure	54
13.6.	Correspondence and Notices	54
13.7.	Amendment	55
13.8.	Waiver	55
13.9.	Severability	55
13.10.	Descriptive Headings	55
13.11.	Entire Agreement	55
13.12.	Independent Contractors	56
13.13.	Counterparts	56
13.14.	Future Relationships	56
13.15.	Interpretation	56
13.16.	No Third Party Rights or Obligations	56
13.17.	Governing Law	56
13.18.	Alternative Dispute Resolution; Jurisdiction for Actions Related to Intellectual Property; Venue; Service of Process	57
13.19.	Waiver of Jury Trial	58
13.20.	Dispute Resolution	58
13.21.	Specific Performance	59
13.22.	Purchases of Equity Securities	59
13.23.	Exclusion	61

SCHEDULES

Schedule I                                Chemical Drawing of Compound
Schedule 9.2                                Progenics Disclosure Schedule
Schedule 9.2(A)                                           Owned Progenics Patent Rights
Schedule 9.2(B)                                           Licensed Progenics Patent Rights
Schedule 9.2(C)                                           Progenics Third Party Agreements
Schedule 9.2(D)                                           Exceptions

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This LICENSE AGREEMENT (the “Agreement”) is made and entered into as of October 16, 2008 (the “Effective Date”), by and between Ono Pharmaceutical Co., Ltd., a corporation existing under the laws of Japan and having a place of business at 8-2, Kyutaromachi 1-chome, Chuo-ku, Osaka 541-8564, Japan (“Ono”) and Progenics Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having a principal place of business at 777 Old Saw Mill River Road, Tarrytown, NY 10591 (“Progenics”).  Ono and Progenics may each be referred to herein individually as a “Party” and, collectively, as the “Parties.”

BACKGROUND

A.           Ono is in the business of discovering, developing, manufacturing and marketing human pharmaceutical products for the Japanese market.

B.           Progenics is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products.  Progenics has developed [*] (“[*]”) for the treatment of opioid-induced constipation associated with advanced illness.

C.           Progenics owns or has rights under certain patents, patent applications, other valuable technology and know-how relating to [*].

D.           Ono and Progenics wish to collaborate regarding the development of the subcutaneous formulation of [*] for the Japanese market, and Progenics wishes to grant to Ono, and Ono wishes to receive from Progenics a license to Develop and Commercialize the subcutaneous formulation of [*] in Japan.

E.           Progenics wishes to grant to Ono an option to Develop and Commercialize Additional Formulations in Japan.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS.

Capitalized terms not otherwise defined herein shall have the following meanings:

Additional Formulations.  “Additional Formulations” means the oral formulation of the Compound, the intravenous formulation of the Compound and each other formulation of the Compound which may be developed by Progenics or Wyeth, as to which Progenics Controls the Development and Commercialization rights for the Territory, but excludes the Initial Formulation.

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Affiliate(s).  “Affiliate(s)” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person which controls, is controlled by or is under common control with such Person.  A Person shall be regarded as in control of another Person if it owns or controls more than fifty percent (50%) of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority); provided, however, that the term “Affiliate” shall not include a Person in which any other Person owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other governing board, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

API.  “API” means active pharmaceutical ingredient.

Calendar Quarter.  “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.

Calendar Year.  “Calendar Year” means any calendar year.

Claim.  “Claim”, when used other than in connection with the contents of a patent, means any claim, action, cause of action, chose in action, or suit (in contract or tort or otherwise), litigation, arbitration, investigation, opposition, hearing, complaint, demand, notice or proceeding to, from, by or before any arbitrator, court, administrative organization, or other governmental authority or other Person.

Collaboration.  “Collaboration” means the Development and Commercialization activities of Ono in the Territory, and the supporting activities of Progenics to be agreed upon by the Parties, or as expressly set forth herein, for such Development and Commercialization under this Agreement.

Combination Product.  “Combination Product” means any Product that contains the Compound as an active ingredient together with one or more other active ingredients and is sold for a single invoiced price, e.g., where the Compound is packaged for sale together with one or more other compounds or biologic products as an active ingredient (either as a single fixed dose or as separate doses).

Commercialization.  “Commercialization” means all activities related to the commercial exploitation of any Product, including the manufacture, supply, use, importation, exportation, marketing, promotion, distribution, pre-launch, launch, sale and offering for sale of the Product.  When used as a verb, “Commercialize” or “Commercializing” means to engage in Commercialization.

Commercially Reasonable Efforts.  “Commercially Reasonable Efforts” means efforts and resources normally used by the Party required to use such efforts and resources for a product, proposed product or technology owned by it or to which it has rights, which is of similar commercial potential at a similar stage in its development or product life, (i) taking into account issues of: [*].

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Committee.  “Committee” means the JSC, JDC, and/or JCC as the context requires.

Compound.  “Compound” means [*], which is chemically defined as [*], and its pharmacologically acceptable salts, together with their solvates, hydrates, hemihydrates, metabolites, pro-drugs, esters, and, if applicable, any isomers or racemates thereof[*].  The “Compound” does not include the Excluded Molecules.  A chemical drawing of [*] is attached as Schedule I.

Confidential Information.  “Confidential Information” means, with respect to each Party, any non-public proprietary data, information or materials that belongs in whole or in part to, or is controlled by, such Party or its Affiliates and information otherwise designated by such Party as Confidential Information of such Party hereunder.

Control or Controlled.  “Control” or “Controlled” means with respect to any material, item of information, or intellectual property right, the possession, whether by ownership or license, of the right to grant a license with respect thereto.

Controlling Affiliate.  “Controlling Affiliate” means an Affiliate that controls (as such term is used in the definition of Affiliate) Progenics.

Development.  “Development” means all activities related to the development of any Product and obtaining Regulatory Approval for a Product, including all activities related to research, development, preclinical testing, stability testing, toxicology, formulation, product line-extensions, clinical trials, regulatory affairs, statistical analysis, report writing, manufacturing process and scale up, qualification and validation activities, product life-cycle management, quality assurance/quality control development and regulatory filing creation and submission related to obtaining Regulatory Approval for the Product.  When used as a verb, “Develop” or “Developing” means to engage in Development.

Drug Price Approval.  “Drug Price Approval” means National Health Institute (NHI) price approval, or any comparable price approval by the Japanese national government or the government of any prefecture in the Territory.

Excluded Molecules.  “Excluded Molecules” means [*], chemically defined as [*], and its pharmacologically acceptable salts, together with their solvates, hydrates, hemihydrates, metabolites, pro-drugs, esters, and, if applicable, any isomers or racemates thereof[*].

FDA.  “FDA” means the United States Food and Drug Administration or any successor agency thereto.

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Field.  With respect to any Product, “Field” means all prophylactic or therapeutic pharmaceutical uses of such Product for the diagnosis, treatment or prevention of disease in humans.

First Commercial Sale.  “First Commercial Sale” means, with respect to any Product and with respect to the Territory, the first sale of such Product to a Third Party in the Territory after such Product has been granted Regulatory Marketing Approval by a Regulatory Authority in the Territory.

[*]

FTE Rate. “FTE Rate” means the hourly rate of [*] per hour for certain activities that Ono requests Progenics to perform under the Collaboration. This hourly rate shall apply to Progenics activities during Calendar Year 2008, and will be adjusted at the beginning of each subsequent Calendar Year from the prior year amount by the change in the United States Department of Labor Bureau of Labor Statistics Consumer Price Index- All Urban Consumers during the prior year.

GAAP.  “GAAP” means Japanese Accounting Standards as defined from time-to-time by the Accounting Standards Board of Japan, Financial Accounting Standards Foundation and generally accepted accounting principles consistently applied in Japan.

Generic Product.  “Generic Product” means any Product sold by a Third Party in the Territory:

(i) for which Regulatory Marketing Approval and Drug Price Approval have been obtained in the Territory by a Third Party;

(ii) which is authorized to be sold for an indication for which Ono or its Affiliates (or a permitted sublicensee hereunder) has obtained Regulatory Marketing Approval and Drug Price Approval in the Territory; and

(iii) which is sold after the end of the [*] Royalty Period.

Generic Product Market Share.  “Generic Product Market Share” means, for any Calendar Quarter, with respect to any Product, [*], where:

[*].  Generic Product sales shall be determined using independent market data published by IMS or its successor (provided such data is generally comparable to that provided by IMS with respect to the Territory as of the Effective Date) or another mutually agreed provider of independent market data.

GMP.  “GMP” means the laws and regulations of the Territory where the Compound and/or any Product is manufactured and which relate to the manufacture of the Compound and/or any Product, including but not limited to the current Good Manufacturing Practices as specified in any applicable laws, rules, regulations and guidelines in the Territory and/or any other relevant jurisdiction.

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Initial Formulation.  “Initial Formulation” means the subcutaneous formulation of the Compound.

[*] Royalty Period.  “[*] Royalty Period” means with respect to a Product, the period of time beginning [*] and extending until the later of (i) [*], or (ii) [*].

IND.  “IND” means an investigational new drug application, clinical study application, clinical trial exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformity with the requirements of such Regulatory Authority.

Japanese Regulatory Authority.  “Japanese Regulatory Authority” means the Regulatory Authority authorized to grant Regulatory Marketing Approval in the Territory.

JCC.  “JCC” means the Joint Commercialization Committee established in accordance with Section 3.4 (Joint Commercialization Committee (JCC)).

JDC.  “JDC” means the Joint Development Committee established in accordance with Section 3.3 (Joint Development Committee (JDC)).

Joint Know-How.  “Joint Know-How” means any Know-How made or created in the course of the Collaboration jointly by (i) employees or agents of Progenics or any of its Affiliates, and (ii) employees or agents of Ono or any of its Affiliates.

Joint Patent Rights.  “Joint Patent Rights” means any Patent Rights related to any invention, development or discovery made or created in the course of the Collaboration jointly by (i) employees or agents of Progenics or any of its Affiliates, and (ii) employees or agents of Ono or any of its Affiliates, as determined in accordance with Section 7.1.1 (Inventorship).

Joint Technology.  “Joint Technology” means the Joint Know-How and the Joint Patent Rights.

JSC.  “JSC” means the Joint Steering Committee established in accordance with Section 3.2 (Joint Steering Committee (JSC)).

Know-How.  “Know-How” means any confidential unpatented or unpatentable invention, development, discovery, technology, cell line, biological material, compound, probe, sequence, technical information, method, biological material, or other confidential information or material.

Licensed Activit(y/ies).  “Licensed Activit(y/ies)” means, collectively, the Development and Commercialization of any Product in the Territory, the practice of any Progenics Technology or Joint Technology or the exercise of any other right granted by Progenics to Ono under this Agreement, in each case to the extent permitted under this Agreement.

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[*]

NDA.  “NDA” means a New Drug Application that is filed with the FDA to formally propose that the FDA approve a new drug for sale and marketing in the United States, or an equivalent application or submission.

Net Sales.  “Net Sales” means the gross amounts invoiced (“Gross Sales”) for sales of all Products by Ono and its Affiliates and its permitted sublicensees (each, a “Selling Person”) to Third Parties, less the following deductions, in each case to the extent specifically related to a Product and taken by the Selling Person or otherwise paid for or accrued by the Selling Person (“Permitted Deductions”):

(i)           trade, cash, promotional and quantity discounts, and wholesaler fees;

(ii)           taxes on sales (such as excise, sales or use taxes or value added taxes) to the extent imposed upon and paid directly with respect to the sales price (and excluding national, sales or local taxes based on income);

(iii)           freight, insurance, packing costs and other transportation charges for the Product [*];

(iv)           amounts repaid or credits taken by reason of damaged goods, rejections, defects, expired dating, recalls, returns or because of retroactive price changes;

(v)           charge back payments, rebates and returns granted to (a) managed healthcare organizations, (b) federal, state and/or provincial and/or local governments or other agencies, (c) purchasers and reimbursers, or (d) trade customers, including, without limitation, wholesalers and chain and pharmacy buying groups, all only to the extent permitted by applicable law and regulations;

(vi)           [*]; and

(vii)           documented customs duties actually paid by the Selling Person.

A quantity of Product not in excess of the industry standard provided by Ono or its Affiliates, free of charge, for administration to patients enrolled in clinical trials or distributed at no charge to eligible patients shall not be included in Net Sales, provided that Ono and its Affiliates receive no cash consideration from such clinical trials or such use of Product.

It is understood that accruals taken as a deduction against Net Sales will be periodically reviewed by Ono in accordance with GAAP and if any accrual is reversed by Ono a corresponding credit will be made to Net Sales in the period in which the reversal is made.

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Bundling

Any bundling of the Product is subject to prior JSC review and written approval.  Where a Product is “bundled” for sale together with one or more other products or is offered as a “loss leader” to encourage the sale of one or more other product(s), Net Sales of such Product shall be [*] by Ono or its Affiliates (less the Permitted Deductions) [*], which [*].

Combination Sales

If a Product is sold as a Combination Product (a “Combination Sale”), the Net Sales for such Combination Product shall be the portion of such Combination Sale allocable to the Compound determined as follows:

Except as provided below, the Net Sales amount for a Combination Sale shall equal the [*], where:

[*].

Where the calculation of Net Sales resulting from a Combination Sale in the Territory cannot be determined by the foregoing method, the calculation of Net Sales for such Combination Sale shall be [*].

EXCEPT THAT the Net Sales of a Combination Product shall not be reduced by any fraction if:

(i)           [*];

(ii)           [*]; and

(iii)           [*].

The foregoing adjustments shall, in the event there is more than one active ingredient in addition to the Compound, in addition to a Product, included in a Combination Product, apply mutatis mutandis.

Ono Collaboration Know-How.  “Ono Collaboration Know-How” means any Know-How relating to the Collaboration or the Compound or any Product, Controlled as of the Effective Date or at any time during the Term by Ono or its Affiliates, that is made or created in the course of the Collaboration solely by employees or agents of Ono or any of its Affiliates.

Ono Collaboration Patent Rights.  “Ono Collaboration Patent Rights” means any Patent Right Controlled by Ono or its Affiliates that claims inventions invented solely by employees or agents of Ono or any of its Affiliates (as determined in accordance with Section 7.1.1 (Inventorship)) arising out of the Collaboration that, if issued, would be infringed by an unlicensed Third Party’s manufacture, use, sale, importation, development or commercialization of the Compound or any Product.

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Ono Collaboration Technology.  “Ono Collaboration Technology” means Ono Collaboration Know-How and Ono Collaboration Patent Rights.

Ono Fiscal Year.  “Ono Fiscal Year” shall mean each successive period of twelve (12) months commencing on April 1 of a Calendar Year and ending on March 31 of a Calendar Year.

Ono Independent Patent Rights.  “Ono Independent Patent Rights” means any Patent Right Controlled by Ono or its Affiliates that, if issued, would be infringed by an unlicensed Third Party’s manufacture, use, sale, importation, development or commercialization of the Compound or any Product, other than the Progenics Patent Rights, the Joint Patent Rights, the Wyeth Collaboration Patent Rights, the Wyeth Collaboration Joint Patent Rights and the Ono Collaboration Patent Rights.

Outside Contractor.  “Outside Contractor” means any Person contracted by Ono to provide products or services relating to the Collaboration, including contract manufacturing services, clinical services or regulatory services that contribute to the performance of its responsibilities under the Development Plan or that result in any work product or other information that Progenics or Ono could include or might reasonably be expected to include in any document or report, including, a Registrational Filing, submitted to a Regulatory Authority or subject to review by a Regulatory Authority.

Partial Termination Agreement.  “Partial Termination Agreement” means that certain Partial Termination Agreement of even date herewith by and among the parties to the Wyeth Agreement providing for the partial termination of the Wyeth Agreement with respect to the Territory.

Patent Rights.  “Patent Rights” means any and all (i) United States or non-United States patents, (ii) United States or non-United States patent applications, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, (iii) United States or non-United States patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof, and (iv) other forms of government-issued rights substantially similar to any of the foregoing.

Patent Term Extension.  “Patent Term Extension” shall mean any extension of Patent Rights that may be granted by any patent office or regulatory office, including supplemental protection certificates (“SPCs”).

Person.  “Person” means any individual or legal entity.

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Phase 3 Clinical Trial.  “Phase 3 Clinical Trial” means a human clinical study in Phase III as specified in the ICH E8 Guidelines.

[*] Royalty Period.  “[*] Royalty Period” means the period of time following the expiration of the [*] Royalty Period and extending until [*].

Product.  “Product” means a pharmaceutical product containing the Initial Formulation, including a Combination Product.

Progenics Know-How.  “Progenics Know-How” means Know-How Controlled by Progenics or its Affiliates as of the Effective Date or at any time during the Term which relates to the Initial Formulation or a Product or to the use of the Initial Formulation or a Product.  For the purposes hereof, “Progenics Know-How” does not include Wyeth Collaboration Know-How, Wyeth Collaboration Joint Know-How, or Know-How Controlled by a Third Party which becomes an Affiliate of Progenics pursuant to a transaction or series of related transactions as a result of which such Third Party is able to elect a majority of the members of the board of directors of Progenics (or its successor company) or any of its Controlling Affiliates (a "Controlling Third Party") to the extent such Controlling Third Party's Know-How was Controlled by such Controlling Third Party (and not by Progenics) prior to the completion of such transaction or series of related transactions.

Progenics Patent Rights.  “Progenics Patent Rights” means any Patent Right in the Territory Controlled by Progenics or its Affiliates as of the Effective Date or at any time during the Term that relates to, claims, or if issued, would be infringed by an unlicensed Third Party’s manufacture, use, sale, importation, development or commercialization of the Initial Formulation or any Product.  For the purposes hereof, “Progenics Patent Rights” does not include Wyeth Collaboration Patent Rights, Wyeth Collaboration Joint Patent Rights or Patent Rights Controlled by a Controlling Third Party to the extent such Controlling Third Party's Patent Rights were Controlled by such Controlling Third Party (and not by Progenics) prior to the completion of such transaction or series of related transactions.  Progenics Patent Rights in the Territory as of the Effective Date are identified on Schedule 9.2(A) and (B).

Progenics Technology.  “Progenics Technology” means the Progenics Know-How and the Progenics Patent Rights.

Progenics Third Party Agreement.  “Progenics Third Party Agreement” means any agreement in effect as of the Effective Date under which Progenics or any of its Affiliates is granted any license or otherwise has any rights or interests under any Progenics Technology or which relates to the supply or clinical study of the Initial Formulation or any Product in the Territory, including the agreements listed in Schedule 9.2(C) under the heading “Progenics Third Party Agreements.”

ProNev. “ProNev” means Progenics Pharmaceuticals Nevada, Inc., a corporation organized and existing under the laws of the State of Nevada and having a principal place of business at 777 Old Saw Mill River Road, Tarrytown, NY 10591, USA and a direct, wholly-owned subsidiary of Progenics.

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Recall.  “Recall” means, with respect to any pharmaceutical product, a “recall” or a “product withdrawal” or a “stock recovery” or any similar term as utilized by any Regulatory Authority under such Regulatory Authority’s procedures regarding the recall of pharmaceutical products, as the same may be amended from time to time, and shall include any post-sale warning or mailing of information regarding such product, including any warnings or mailings described in the Regulatory Authority’s product recall procedures.

Registrational Filing.  “Registrational Filing” means an application submitted to the Regulatory Authority in the Territory seeking a Regulatory Marketing Approval.

Regulatory Approval.  “Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations and approvals of any Regulatory Authority necessary for the development, clinical testing, commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of a drug product in a regulatory jurisdiction, including INDs, Registrational Filings, supplements and amendments, pre- and post- approvals, Drug Price Approval, labeling approvals, and drug master files.

Regulatory Authority.  “Regulatory Authority” means any national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity involved in the granting of a Regulatory Approval, including the Japanese Regulatory Authority.

Regulatory Marketing Approval.  “Regulatory Marketing Approval” means a Regulatory Approval authorizing the marketing of a Product in the Territory for any indication.  For the sake of clarity, Regulatory Marketing Approval shall be deemed to have occurred when the Regulatory Authority sends a notification of such Regulatory Marketing Approval to the applicant seeking Regulatory Marketing Approval.

Sublicense.  “Sublicense” means, directly or indirectly, to sublicense, grant any other right with respect to, or agree not to assert, any right licensed to Ono under this Agreement. When used as a noun, “Sublicense” means any agreement to Sublicense.

Territory.  “Territory” means the country of Japan (Nihon/Nippon Koku).

Third Party.  “Third Party” means any Person other than Ono, Progenics or their respective Affiliates or permitted sublicensees.

Title 11.  “Title 11” shall have the meaning set forth in Section 10.5.2 (Effect on Licenses).

Valid Claim.  “Valid Claim” means a claim of a patent application or an issued and unexpired patent that has not been held unpatentable, revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise. If a claim of a pending patent application has not issued as a claim of an issued patent within [*] years after the earliest priority date for such claim, such claim shall cease to be a Valid Claim unless and until such claim becomes an issued claim of an issued patent.

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Wyeth.  “Wyeth” means Wyeth, a Delaware corporation.

Wyeth Agreement.  “Wyeth Agreement” means the License and Co-Development Agreement by and among Wyeth, Wyeth Whitehall Pharmaceuticals, Inc., Wyeth Ayerst Lederle, Inc., Progenics and ProNev, dated as of December 23, 2005, providing for a collaboration of the parties thereto (the “Wyeth Collaboration”).

Wyeth Collaboration Know-How.  “Wyeth Collaboration Know-How” means the “Wyeth Collaboration Know-How” as such term is defined in the Wyeth Agreement, as and to the extent such rights subsist in the Territory and as and to the extent Controlled by Progenics or its Affiliates as of the Effective Date or at any time during the Term, which relates to the Initial Formulation or a Product or to the use of the Initial Formulation or a Product.

Wyeth Collaboration Patent Rights.  “Wyeth Collaboration Patent Rights” means the “Wyeth Collaboration Patent Rights” as such term is defined in the Wyeth Agreement, as and to the extent such rights subsist in the Territory and as and to the extent Controlled by Progenics or its Affiliates as of the Effective Date or at any time during the Term, which relates to the Initial Formulation or a Product or to the use of the Initial Formulation or a Product.

Wyeth Collaboration Joint Know-How.  “Wyeth Collaboration Joint Know-How” means the “Joint Know-How” as such term is defined in the Wyeth Agreement, as and to the extent such rights subsist in the Territory and as and to the extent Controlled by Progenics or its Affiliates as of the Effective Date or at any time during the Term, which relates to the Initial Formulation or a Product or to the use of the Initial Formulation or a Product.

Wyeth Collaboration Joint Patent Rights.  “Wyeth Collaboration Joint Patent Rights” means the “Joint Patent Rights” as such term is defined in the Wyeth Agreement, as and to the extent such rights subsist in the Territory and as and to the extent Controlled by Progenics or its Affiliates as of the Effective Date or at any time during the Term, which relates to the Initial Formulation or a Product or to the use of the Initial Formulation or a Product.

Additional Definitions.  Definitions for each of the following defined terms are set forth in the section of this Agreement indicated below:

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Definition	Section / Definition
1Q	6.5.2(a)
1Q Royalty	6.5.2(a)
2Q	6.5.2(b)
2001 Agreement	2.4
3Q	6.5.2(c)
4Q	6.5.2(d)
Action Party	7.2.7(c)
Additional Formulation Option	5.5.1
Agreement	Introduction
Controlling Third Party	Progenics Kow-How
Combination Sale	Net Sales
Commercialization Payments	6.3
Commercialization Plan	3.4.3
Debtor Party	10.5.1
December 31 YTD Royalties	6.5.2(c)
Development Milestone	6.2
Development Milestone Payments	6.2
Development Plan	4.1
Disclosing Party	8.1
Effective Date	Introduction
Exchange Act	13.22.1(a)
[*]	3.1.3
Full Ono Fiscal Year Royalties	6.5.2(d)
Gross Sales	Net Sales
Indemnified Party	11.3
Indemnifying Party	11.3
Inventions	2.4
Liability	11.1
Licensed Progenics Patent Rights	9.2(a)
Negotiation Period	5.5.2
Net Combination Sale Amount	Net Sales
Non-Debtor Party	10.5.1
Ono	Introduction
Ono Indemnified Party	11.2
Option Period	5.5.1
Owned Progenics Patent Rights	9.2(a)
Party	Introduction
Parties	Introduction
Party Vote	3.1.3
Permitted Deductions	Net Sales
Progenics	Introduction
Progenics Indemnified Party	11.1
Receiving Party	8.1
Responsible Executive	13.20
[*]	Background
SEC	13.22.1(b)
Selling Person	Net Sales
September 30 YTD Royalties	6.5.2(b)
SPC	Patent Term Extension
Sued Party	7.2.8(c)
Term	10.1
Third Party IP Rights	7.2.8(b)
Third Party License	6.4.3
Title 11	10.5.2
University	2.4
Working Group	3.5
Wyeth Collaboration	Wyeth Agreement

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2.	LICENSE GRANTS AND RELATED MATTERS.

2.1. License from Progenics to Ono.  Subject to the terms and conditions of this Agreement, Progenics hereby grants to Ono in the Field (i) an exclusive license, even as to Progenics, under the Progenics Technology and Progenics’ interest in the Joint Technology and the Wyeth Collaboration Joint Patent Rights and Wyeth Collaboration Joint Know-How, and (ii) a nonexclusive license under the Wyeth Collaboration Patent Rights, Wyeth Collaboration Know-How and Wyeth’s interest in the Wyeth Collaboration Joint Patent Rights and Wyeth Collaboration Joint Know-How, in each case with the right to Sublicense the foregoing rights solely as set forth in Section 2.2 (Sublicenses), to make, have made, use, Develop, sell, offer to sell, have sold, import, and otherwise exploit and Commercialize Products in the Territory, provided that the foregoing grant shall consist solely of Know-How and Patent Rights subsisting in the Territory.  Ono shall also have the right, subject to the written approval of Progenics on a country-by-country, manufacturer-by-manufacturer basis, which approval shall not be unreasonably withheld, to have the API or finished goods for any Product made for Ono by one or more Third Party manufacturers outside the Territory, solely for the purpose of selling Products in the Territory.  Ono acknowledges that with respect to those Progenics Patent Rights that are Controlled by Progenics pursuant to Progenics Third Party Agreements, the license granted in this Section is subject to the rights of the Progenics Third Party licensors under such Progenics Third Party Agreements.  Ono will not sell the Compound or any Product (a) outside of the Territory; or (b) to any Third Party that Ono knows or should know, with the exercise of reasonable diligence and prudence, intends to sell the Compound or any Product outside of the Territory.

2.2. Sublicenses.  Ono shall have the right to grant Sublicenses of any and all rights granted to Ono under this Agreement to its Affiliates in the Territory, with the prior approval by Progenics, which shall not be unreasonably withheld or delayed, subject to the execution and delivery of any such Affiliate of a Sublicense agreement consistent with the terms and conditions of this Agreement and reasonably satisfactory to Progenics.  Except as otherwise set forth in this Section 2.2 (Sublicenses), Ono shall not have the right to grant Sublicenses of any rights granted to Ono to any Third Parties without the prior written approval of Progenics, which approval may be withheld for any reason or no reason.

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2.3. Sen-yo Jisshiken Tohroku/Tsujyo Jisshiken Tohroku.  Upon Ono’s request, Progenics shall make Commercially Reasonable Efforts to cause Wyeth and/or Progenics Third Party licensors of Progenics Third Party Agreements including the University of Chicago and/or Wyeth to register “Sen-yo Jisshiken Tohroku” for Progenics to the extent Progenics is granting exclusive rights to Ono hereunder and/or “Tsujyo Jisshiken Tohroku” for Progenics to the extent Progenics is granting a non-exclusive rights to Ono hereunder.  In the event such Sen-yo Jisshiken Tohroku and/or Tsujyo Jisshiken Tohroku for Progenics is registered by Wyeth and/or Progenics Third Party licensors, then Progenics shall transfer or assign such registration to Ono, in order to make Ono enjoy a position of an exclusive licensee, to the extent Progenics is granting exclusive rights to Ono hereunder, and/or a non-exclusive licensee, to the extent Progenics is granting non-exclusive rights to Ono hereunder, subject to this Agreement, with respect to Wyeth Collaboration Patent Rights and Wyeth Collaboration Joint Patent Rights and/or such Progenics Third Party licensor’s patents and patent applications which are represented as Progenics Patent Rights in accordance with the patent law of Japan; provided, however, that Ono shall promptly ask Wyeth and/or Progenics Third Party licensors, through Progenics, to cancel such registration of Sen-yo Jisshiken Tohroku and/or Tsujyo Jisshiken Tohroku in cooperation with Ono in the event of early termination for any reason pursuant to Section 10 of this Agreement (except to the extent that Ono continues to have the license granted by Progenics in spite of the early termination or in accordance with the provision of Section 2.7 (Fully Paid-Up, Royalty Free License)) or in the event that Ono ceases to sell Product during the Term for any reason.  In the event that Wyeth and/or a Progenics Third Party licensor decides to register Sen-yo Jisshiken Tohroku and/or Tsujyo Jisshiken for Progenics, Ono shall, subject to this Agreement, carry out, at Ono’s sole expense and in cooperation with Progenics and Wyeth and/or Progenics Third Party licensor, actual proceedings with regard to such registration and transfer of Sen-yo Jisshiken Tohroku and/or Tsujyo Jisshiken for Progenics.  Any representative, confirmatory or redacted agreement, executed for the administrative purpose of registering Ono's license rights hereunder, shall not be construed to have been executed for any purpose other than to effect registration, and shall not in any way affect the Parties’ respective rights and obligations under this Agreement.

2.4. Participation in Progenics’ Right of First Refusal.  The Parties hereby acknowledge that Progenics has been granted, pursuant to that certain letter agreement (the “2001 Agreement”) dated as of September 20, 2001 by and among the University of Chicago, on behalf of itself and its affiliate ARCH Development Corporation (the “University”), and Progenics, a right of first refusal to negotiate a license with respect to certain inventions Controlled by the University (collectively, “Inventions”).  Progenics shall (i) promptly give Ono written notice of any Inventions that are subject to Progenics’ right of first refusal under the 2001 Agreement of which Progenics becomes aware and (ii) if Progenics determines to enter into a license with the University to license any such Inventions, offer Ono an opportunity to participate, on terms reasonably satisfactory to Progenics and Ono, in such license.

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2.5. License from Ono to Progenics.  Ono hereby grants to Progenics a non-exclusive license under the Ono Collaboration Patent Rights and the Ono Collaboration Know-How, and a non-exclusive license under Ono’s interest in the Joint Patent Rights and Ono’s interest in the Joint Know-How, in each case with a right to sublicense, to research, make, have made, manufacture, have manufactured, use, develop, sell, offer to sell or use, have sold, market, promote, import, export, and otherwise exploit and commercialize the Compound and/or any products containing the Compound outside the Territory, without any compensation or royalty relating thereto during the Term.  Progenics shall timely notify Ono of any sublicenses.  An agreement with any sublicensee shall provide that such sublicense is consistent with and subject to the material terms and conditions of this Agreement, including without limitation the material obligations of Progenics hereunder.

2.6. Non-Exclusive License Grant.

2.6.1. Non-Exclusive License from Progenics to Ono.  In the event that the exercise by Ono or its Affiliates of the rights granted by Progenics in Section 2.1 (License from Progenics to Ono) above would infringe any Patent Rights Controlled by Progenics or its Affiliates, and which Patent Rights are not covered by the grants in Section 2.1 (License from Progenics to Ono), Progenics hereby grants to Ono and its Affiliates during the Term, to the extent Progenics is legally able to do so, a non-exclusive, royalty-free license in the Territory under such Patent Rights solely to the extent necessary for Ono and its Affiliates to exploit the rights granted to Ono and its Affiliates under Section 2.1 (License from Progenics to Ono) of this Agreement, and subject to the same reservations of rights of Progenics.

2.6.2. Non-Exclusive License from Ono to Progenics.  In the event that the exercise by Progenics, its Affiliates, licensees, including Wyeth, or sublicensees of the rights granted by Ono in Section 2.5 (License from Ono to Progenics) would infringe any Patent Rights Controlled by Ono or its Affiliates, and which Patent Rights are not covered by the grant in Section 2.5 (License from Ono to Progenics), Ono hereby grants to Progenics, its Affiliates, licensees and sublicensees to the extent Ono is legally able to do so, a non-exclusive, sublicensable, royalty-free license outside the Territory under such Patent Rights solely to the extent necessary for Progenics, its Affiliates, licensee and sublicensees to exploit the rights granted to Progenics and its Affiliates under Section 2.5 (License from Ono to Progenics) of this Agreement and subject to the same reservations of rights of Ono.

2.6.3. Non-Assertion by Ono.  Ono shall not assert any Ono Independent Patent Rights against Progenics, its Affiliates or its licensees or sublicensees relating to the Development, Commercialization or other exploitation of the Compound or any product containing the Compound outside the Territory.

2.7. Fully Paid-Up, Royalty Free License.  After expiration of the Term for any Product the license granted to Ono under Section 2.1 (License from Progenics to Ono) and Section 2.6.1 (Non-Exclusive License from Progenics to Ono) with respect to such Product shall be a fully paid-up, perpetual, non-exclusive, irrevocable, royalty-free license.  After expiration of the Term for any Product the license granted to Progenics under Section 2.5 (License from Ono to Progenics) shall become a fully paid-up, perpetual, non-exclusive, irrevocable, sublicenseable, royalty-free license; provided, however, in the event Progenics desires to obtain an exclusive license under Ono Collaboration Patent Rights and/or Joint Patent Rights, the Parties shall negotiate in good faith the terms and conditions of such licenses.

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2.8. Progenics Third Party Agreements.  Progenics shall exercise its rights under the Progenics Third Party Agreements in a manner that is as consistent as possible with the terms of this Agreement in consultation with and as reasonably requested by Ono.

2.9. Know-How Disclosure and Transfer.  Commencing promptly after the Effective Date, Progenics shall disclose the then existing Progenics Know-How and then existing Know-How included in the Wyeth Collaboration Know-How and the Wyeth Collaboration Joint Know-How to Ono necessary for the Collaboration.  During the Term, Progenics shall promptly disclose to Ono all Progenics Know-How, Know-How included in the Wyeth Collaboration Know-How and Wyeth Collaboration Joint Know-How and Joint Know-How that is developed by Progenics or otherwise comes into Progenics’ Control necessary for the Collaboration, except for Know-How related exclusively to the Excluded Molecules.  Furthermore, during the Term, Ono shall promptly disclose to Progenics any Joint Know-How and Ono Collaboration Know-How.  Disclosure of Know-How by Progenics as provided in this Section 2.9 (Know-How Disclosure and Transfer) shall be accomplished through: (i) [*]; and (ii) [*].  [*].

2.10. Costs of Assistance.  Progenics shall perform the activities it is required to perform under Section 2.9 (Know-How Disclosure and Transfer), Article 3 (Governance of Collaboration), Section 5.2.2 (Transfer of Manufacturing Know-How) and Article 7 (Intellectual Property), except as otherwise specifically provided therein, at no charge to Ono.  If Ono shall request that Progenics perform any other activities in connection with the Collaboration or the Commercialization and Development of the Initial Formulation or any Product, then Ono shall reimburse Progenics for any and all costs Progenics incurs, including out-of-pocket costs (including travel) and personnel costs at the FTE Rate. Ono shall reimburse Progenics for such costs within thirty (30) days of Ono’s receipt of an invoice therefor accompanied by reasonable documentation.  Without limiting the generality of the foregoing, Progenics, upon Ono's request, shall use Commercially Reasonable Efforts to prepare reports, analyze data, produce materials not covered by Section 2.9 (Know-How Disclosure and Transfer) and review Ono documents only in case such review is specifically requested by Ono, subject to payment of costs as provided in this Section 2.10 (Cost of Assistance).

2.11. No Implied Rights.  Except as expressly provided in this Agreement, neither Party shall be deemed to have granted the other Party any license or other right with respect to any intellectual property of such Party.

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3.	GOVERNANCE OF COLLABORATION

3.1. Management of the Collaboration and General Committee Procedures.

3.1.1. Overview.  A Joint Steering Committee as defined in Section 3.2 (Joint Steering Committee), a Joint Development Committee as defined in Section 3.3 (Joint Development Committee) and a Joint Commercialization Committee as defined in Section 3.4 (Joint Commercialization Committee) shall be established.  Each Committee shall have the responsibilities and authority allocated to it in this Section 3 (Governance of Collaboration) and elsewhere in this Agreement.  The following procedures shall apply to the Committees under this Agreement.

3.1.2. Meetings.  Each Committee shall hold meetings at such times as it elects to do so, but in any event the JSC shall meet no less than twice per year until Japanese Regulatory Marketing Approval, and once per year thereafter, with additional meetings to be called by either co-chairperson of the JSC on an ad-hoc basis and held face-to-face, by telephone, by video or Webex, as they reasonably agree. At least one meeting of the JSC each year shall be held face-to-face.  The JDC shall meet no less than twice annually, face-to-face, by telephone, by video or Webex, with additional meetings to be called by either co-chairperson of the JDC on an ad-hoc basis.  The JCC shall meet, commencing upon formation under Section 3.4.1 (Formation of JCC), no less than twice annually, with additional meetings to be called by either co-chairperson of the JCC or, as necessary, Progenics on an ad hoc basis.  JCC meetings may be held face-to-face, by teleconference, video or Webex, as determined by the Committee chairpersons.  Venue of the meetings of each Committee shall alternate between the premises of the Parties, if not held by telephone, video or Webex, unless the Parties agree otherwise.  Other employees of each Party involved in the Development, Commercialization or intellectual property protection of the Product may attend meetings of such Committee as non-voting participants with the permission of the co-chairpersons.  [*]

3.1.3. Decision Making.  Each Party’s designees on the JSC, JDC and JCC shall, collectively, have one (1) vote (the “Party Vote”) on all matters brought before the respective Committee.  Except as expressly provided in this Section 3.1.3 (Decision Making), each of the JSC, JDC and JCC shall decide as to all matters within its jurisdiction by unanimous Party Vote; provided, however, that no such Committees shall have the authority to amend or modify, or waive compliance with, this Agreement, and, provided further, that the Party Vote of each Party shall be subject to the approval of such Party’s management.  In the event that a Party’s management does not concur with the Party Vote of such Party, such Party shall notify the other Party in writing (which may be by email) of such disapproval within [*] days after the Party Vote, but as promptly as possible.  In the event that a Party does not give notice of its disapproval of any Committee decision as provided for herein, such Party shall be deemed to have ratified any such Committee decision.  In the event of a tie Party Vote of the designees of Ono and Progenics on the JDC or JCC as to matters within the jurisdiction of such Committees, or in the event a Party’s management does not approve of the vote cast, the co-chairpersons of the JDC or JCC shall refer the matter to the JSC for resolution.  In the event that such a matter cannot be resolved by the JSC within [*] days of it being referred to the JSC, or in the event of a tie Party Vote of the designees of Ono and Progenics on the JSC with respect to any other matter within the JSC’s jurisdiction, the co-chairpersons of the JSC shall refer the matter to [*].  In the event that such matters cannot be resolved by these executives after good faith negotiations within [*] days, then the matter shall be referred to the [*].  If after good faith discussions by [*], agreement cannot be reached within [*] days, then [*] shall decide upon a mechanism to resolve the matter.

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3.1.4. Meeting Agendas.  Each Party will have an equal right to place items on the JSC, JDC and JCC agendas through the co-chairperson of the JSC, JDC or JCC designated by such Party.  Each Party will disclose to the other Party its proposed agenda items along with appropriate information at least [*] days in advance of each Committee meeting; provided, however, that under exigent circumstances requiring JSC, JDC or JCC input, a Party may provide its agenda items for a JSC, JDC or JCC meeting to the other Party within a lesser period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular JSC, JDC or JCC meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such JSC, JDC or JCC meeting.

3.2. Joint Steering Committee (JSC).

3.2.1. Formation and Purpose.  Within fifteen (15) days after the Effective Date, Ono and Progenics shall nominate the members of the JSC, which shall coordinate the Parties’ key activities under this Agreement and have the additional responsibilities provided for in this Agreement.  The first JSC meeting will be held at Ono’s facilities on a mutually agreeable date within [*] days after the Effective Date.  The JSC will dissolve upon the expiration of the Term.

3.2.2. Membership and Chairpersons.  Each Party shall designate [*] with appropriate expertise to serve as members of the JSC.  Each Party may replace any of its JSC representatives at any time upon written notice to the other Party.  The JSC shall have two co-chairpersons, one designated by each of Ono and Progenics.  The co-chairpersons shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting of the JSC, and preparing and issuing minutes of each meeting within [*] days thereafter.  Such minutes will not be finalized until each Party reviews and confirms the accuracy of such minutes in writing or by unanimous Party Vote at a subsequent Committee meeting.

3.2.3. Specific Responsibilities of the JSC.  The JSC shall have responsibility for the overall strategic and operational direction of the Parties’ collaboration under this Agreement, including:

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(a) [*];

(b) [*];

(c) [*];

(d) [*];

(e) [*];

(f) [*];

(g) [*];

(h) [*];

(i) [*]; and

(j) [*].

3.3. Joint Development Committee (JDC).

3.3.1. Formation and Purpose.  Within fifteen (15) days after the Effective Date, the Parties shall nominate the members of the JDC, which shall oversee, coordinate and expedite the Development of, and the making of regulatory submissions for, the Product in order to obtain Regulatory Approvals.  The first JDC meeting will be held at Ono’s facilities on a mutually agreeable date within [*] days after the Effective Date following preparation by Ono of the Development Plan for the purpose of review and approval of the Development Plan.  At any time that any Product is being Developed under this Agreement, the JDC shall exist and receive and comment upon periodic reports concerning the status of Product Development and the Development Plan.  The JDC shall also facilitate the flow of information with respect to Development activities being conducted and will oversee all clinical trials for any Product.

3.3.2. Membership and Chairpersons.  Each Party shall designate [*] representatives with appropriate expertise to serve as members of the JDC.  Each Party may replace its JDC representative at any time upon written notice to the other Party.  The JDC shall have two co-chairpersons, one designated by each of Progenics and Ono.  The chairpersons shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting of the JDC, and preparing and issuing minutes of each meeting within [*] days thereafter.  Such minutes will not be finalized until each Party reviews and confirms the accuracy of such minutes in writing or by unanimous Party Vote at a subsequent meeting of the JDC.

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3.3.3. Specific Responsibilities of the JDC.  The JDC shall have responsibility for overseeing, coordinating and expediting the Development of the Initial Formulation and the Product for Commercialization in the Territory, including, without limitation:

(a) [*];

(b) [*];

(c) [*];

(d) [*];

(e) [*];

(f) [*];

(g) [*];

(h) [*];

(i) [*]; and

(j) [*].

3.4. Joint Commercialization Committee (JCC).

3.4.1. Formation of JCC.  The Parties shall nominate the members of, and establish, the JCC, which shall facilitate the exchange of information between the Parties regarding the Commercialization of the Product in the Territory, [*].

3.4.2. Membership.  The JCC shall be composed of at least [*] representatives designated by each Party in number and function according to the responsibilities of each Party.  The JCC shall have two co-chairpersons, one designated by each of Progenics and Ono.  The chairpersons shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting of the JCC, and preparing and issuing minutes of each meeting within [*] days thereafter.  Such minutes will not be finalized until each Party reviews and confirms the accuracy of such minutes in writing or by unanimous Party Vote at a subsequent meeting of the Committee.

3.4.3. Responsibilities of the JCC.  The JCC shall have responsibility for overseeing, coordinating and expediting the Commercialization of the Product in the Territory, including:

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(a) [*];

(b) [*];

(c) [*];

(d) [*];

(e) [*];

(f) [*]; and

(g) [*].

3.5. Working Groups.  From time to time Progenics and Ono may establish and delegate duties to other committees, subcommittees, or directed teams (each, a “Working Group”) on an “as needed” basis to oversee particular projects or activities, including intellectual property, manufacturing, CMC, Development and Commercialization, and similar matters.  Each such Working Group shall be constituted and shall operate as the applicable Committee delegates its responsibilities.  Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the applicable Committee.  In no event shall the authority of any Working Group exceed that specified for the applicable Committee.

4.	DEVELOPMENT

4.1. Development Plan.  The Development of the Product will be conducted by or on behalf of Ono pursuant to a mutually agreed development plan that will govern all aspects of Development of the Product in the Territory (as such plan is in effect from time to time, the “Development Plan”).  The initial Development Plan will be prepared by Ono within [*] days of the Effective Date and shall become a part of this Agreement as Appendix I.  The JDC shall be responsible for reviewing and endorsing the Development Plan. The Development Plan shall be updated subject to approval by both Parties, on an as-needed basis, but in no event less than once annually.

4.2. Development Responsibilities of Ono.  Ono shall pay one hundred percent (100%) of the Development costs to Develop the Products in the Territory; and Ono shall be solely responsible for, and shall use Commercially Reasonable Efforts to:

4.2.1. Develop the Product(s) in the Territory in accordance with the Development Plan, including (i) preparing and submitting and/or revising and amending Registrational Filings, (ii) conducting and managing all clinical trials included in the Development Plan, and (iii) obtaining and maintaining Regulatory Approvals for the Product;

4.2.2. perform the work under the Development Plan in accordance with the estimated timelines set forth therein;

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4.2.3. obtain Regulatory Approval from Regulatory Authorities for the Product(s) in the Territory;

4.2.4. make all required correspondence and any official communications (except where Progenics may be required by applicable law or Regulatory Authority to communicate) regarding the Product(s) with Regulatory Authority in the Territory;

4.2.5. perform any other work necessary and appropriate as determined by the JDC;

4.2.6. disclose to Progenics all data, information and other Ono Collaboration Know-How and Joint Know-How; and

4.2.7. if the JSC decides to Develop any Combination Product, Develop such Combination Product in the Territory in accordance with the Development Plan, including, without limitation, (i) preparing and submitting and/or revising and amending Registrational Filings for such Combination Product, (ii) conducting and managing all clinical trials included in the Development Plan for such Combination Product, and (iii) obtaining and maintaining Regulatory Approvals for such Combination Product.

4.3. [*] Development Activities.  Ono shall Develop the Product in accordance with the Development Plan, as the Development Plan may be revised with the review and approval of the JDC from time to time.  [*].

4.4. Records.  Ono shall maintain, and shall use Commercially Reasonable Efforts to cause its Outside Contractors to maintain, accurate and complete records of all activities related to the Development of the Product, as consistent with the responsibilities of Ono under this Agreement, and all results of any trials, studies and other investigations conducted under this Agreement by or on behalf of Ono, and its Affiliates and Outside Contractors, as applicable.

4.5. Reports on Development.  For so long as Ono continues to Develop a Product under this Agreement, it shall provide the JDC with periodic reports containing relevant information regarding data and results, activities, and timelines, related to Regulatory Filings and clinical trials of such Product conducted or overseen by Ono.  In addition, through its representatives on the JDC, each Party shall make periodic oral reports to the JDC, updating the JDC as to the status and results of such Party’s Development efforts with respect to any Product, for so long as the JDC continues in existence.

5.	COMMERCIALIZATION

5.1. Ono’s Commercialization Responsibilities and Efforts.

5.1.1. Responsibilities.  Subject to the supervision of the JSC and the JCC, Ono shall be responsible for the Commercialization of the Product in the Territory and shall pay one hundred percent (100%) of the costs of Commercialization of the Product; and Ono shall be solely responsible for distribution and pricing of the Product and shall book all sales of the Product in the Territory.

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5.1.2. Efforts.  Ono shall use Commercially Reasonable Efforts to pre-launch, launch, promote, market, distribute, sell in finished pharmaceutical form, and otherwise Commercialize Products in the Territory.  Ono’s Commercially Reasonable Efforts in Commercialization of the Product shall include the following:

(a) [*];

(b) [*]; and

(c) [*].

5.2. Supply.

5.2.1. Supply.  Ono shall be solely responsible at its expense for the manufacture, and/or acquisition, and supply of one hundred percent (100%) of the Initial Formulation and finished Product, including packaging and labeling, for Commercialization both as bulk API and as finished and packaged Products, it being understood that all Compound and/or Product supplied by Ono for clinical use shall be manufactured under GMP conditions.

5.2.2. Transfer of Manufacturing Know-How.  Progenics will disclose to Ono, Ono’s Affiliates, and/or Ono’s Third Party contract manufacturer all relevant Progenics Know-How and Know-How included in the Wyeth Collaboration Know-How and Wyeth Collaboration Joint Know-How relating to the manufacture of the Initial Formulation and/or Products.  Progenics shall use its Commercially Reasonable Efforts to cause Wyeth to provide Ono with that cooperation, inventory, technology, know-how and documentation set forth in Section 10.4.1(d) of the Wyeth Agreement. Such Know-How disclosure shall include the transfer of data and information stored on the computer systems of Progenics for the NDA.

5.3. Marketing Materials and Corporate Branding.  Subject to Section 7.3 (Trademarks), Ono shall be solely responsible at its expense for all pre-marketing and marketing efforts and for creating all packaging and promotional materials for the Product.  Subject to Progenics’ reasonable approval of the form and presentation thereof, the corporate name and logo of Progenics shall appear on all Product packaging, package inserts and promotional materials in the Territory, subject, in each case, to compliance with applicable law and regulatory requirements.

5.4. Sharing of Information.  Without limiting the provisions regarding the JCC under Section 3.4.3 (Responsibilities of the JCC), Ono shall provide the JCC with a copy of Ono’s Commercialization Plan for any Product and any updates thereof, including, without limitation, information regarding strategies for Commercialization and detailing of the Product, market research and strategy, promotional activities, and sales plans and forecasts, and Ono shall report to the JCC on the progress of its implementation of the Commercialization Plan.  All such commercial information shall be Ono’s Confidential Information for the purposes of Section 8.1 (Confidentiality).

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5.5. Option to Develop and Commercialize Additional Formulations

5.5.1. Provided Ono is in compliance with all material terms of this Agreement, including performing its obligations under the Development Plan, during the [*] commencing on [*] of a product using an Additional Formulation (the “Option Period”), Ono shall, provided that the Additional Formulation does not infringe the Patent Rights of any Third Party in the Territory, have the option to obtain the right to Develop and Commercialize in the Territory the Additional Formulation (the “Additional Formulation Option”). Ono shall be entitled to an Additional Formulation Option for each different Additional Formulation, but the Option shall arise only upon [*] for the first product using that Additional Formulation, and no further option shall arise if other products using that Additional Formulation subsequently receive [*].

5.5.2. If Ono exercises the Additional Formulation Option in a timely manner, then Ono and Progenics will promptly enter into good faith negotiations for a period of [*] (the “Negotiation Period”) [*], the Parties will enter into an agreement pursuant to which Ono will develop and commercialize the Additional Formulation on terms substantially similar to those contained herein.  Notwithstanding the foregoing, and in consideration for [*], Ono shall not be required to pay [*] to Progenics for any Additional Formulation that Ono elects to develop and commercialize in the Territory, but shall pay [*] as shall be commercially reasonable.

5.5.3. If Ono does not timely elect to exercise its Additional Formulation Option hereunder, or if is not entitled to exercise the Additional Formulation Option because it is not in compliance with all material terms of this Agreement as provided in Section 5.5.1, or if Ono and Progenics are unable to reach agreement on [*] during the Negotiation Period, Progenics may, at its discretion, provided it has bargained in good faith, license the development and commercialization of the Additional Formulation to a Third Party, or develop and commercialize the Additional Formulation on its own, in the Territory at any time thereafter, so long as [*] entered into with, if applicable, any Third Party are, on the whole, at least as favorable to Progenics as [*] in the negotiations following the exercise of the Additional Formulations Option (ignoring for the purposes of this comparison the amount [*] fee payable by the Third Party).

5.6. Developmental Research License.  At any time during the Term Ono may submit a written request to Progenics requesting the right to engage in research activities in the Territory with respect to any Additional Formulation.  Progenics may grant or decline to grant any such request in its sole discretion.  Any eventual license pertaining to any such research request shall be on terms mutually agreeable to Progenics and Ono.

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5.7. Non-Competition.  Subject to [*], except for the Development and Commercialization of any Product in the Territory, or for other purposes related to this Agreement, Ono shall not, and shall ensure that its Affiliates do not, either alone or in conjunction with a Third Party, directly or indirectly (i) [*], or (ii) [*].  In the event that Ono intends to [*], either alone or with any Third Parties, with respect to [*], Ono shall, prior to [*].

6.	PAYMENTS BY ONO TO PROGENICS.

6.1. Upfront License Fee Payment.  Ono shall pay to Progenics upon the execution of this Agreement  fifteen million United States dollars ($15,000,000) as a one-time nonrefundable and noncreditable license fee in partial consideration for the licenses granted under Section 2 (License Grants and Related Matters) hereof.  Such amount shall be paid within twenty (20) business days after receipt by Ono of an invoice from Progenics.  If Progenics does not provide to Ono prior to the time that payment is required all necessary Japanese taxation documents, Ono shall nevertheless make the payment required hereunder subject to Section 6.5.3 (Taxes and Withholding).

6.2. Development Milestone Payments.  In partial consideration for the licenses granted to Ono under Section 2 (License Grants and Related Matters) hereof, Ono shall pay to Progenics the following one-time, nonrefundable, noncreditable research and development payments (“Development Milestone Payments”) in United States dollars within twenty (20) business days of receipt by Ono of an invoice and all taxation documents necessary for the payment of each Development Milestone Payment (each a “Development Milestone”), provided that if Progenics does not provide all such taxation documents, Ono shall nevertheless make the payment required hereunder subject to Section 6.5.3 (Taxes and Withholding).  [*]

Condition	Payment
[*]	[*]
[*]	[*]
[*]	[*]

6.3. Commercialization Milestone Payments.  In partial consideration for the licenses granted to Ono under Section 2 (License Grants and Related Matters) hereof, Ono shall pay to Progenics the following one-time, nonrefundable, noncreditable Commercialization milestone payments (“Commercialization Payments”) in United States dollars within twenty (20) business days of receipt by Ono of an invoice. If Progenics does not provide to Ono prior to the time that payment is required all necessary Japanese taxation documents, Ono shall nevertheless make the payment required hereunder subject to Section 6.5.3 (Taxes and Withholding).  [*]

Condition	Payment
• [*]	[*]
• [*]	[*]

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6.4. Royalty Payments.

6.4.1. [*] Royalty Period [*].  In partial consideration for the licenses granted and which may be granted to Ono under Section 2 (License Grants and Related Matters) and Section 7.3 (Trademarks) hereof, during the [*] Royalty Period, Ono shall pay to Progenics royalties in the amount of [*] of the Net Sales made during the [*] Royalty Period.

6.4.2. [*] Royalty Period.  Following the expiration of the [*] Royalty Period and during the [*] Royalty Period, Ono shall pay to Progenics, in consideration of the continuing license to Ono [*], royalties in the following amounts:

(a) [*] of Net Sales made during each Calendar Quarter during the [*] Royalty Period during which the Generic Product Market Share does not exceed [*]; and

(b) [*] of Net Sales made during each Calendar Quarter during the [*] Royalty Period during which the Generic Product Market Share exceeds [*] but does not exceed [*].

There shall be no royalty payable for any Calendar Quarter during the [*] Royalty Period during which the Generic Product Market Share exceeds [*].

6.4.3. Third Party Agreements.  Except as otherwise provided for herein, Progenics shall, as between the Parties, be solely responsible for all obligations under the Progenics Third Party Agreements.  Ono shall be responsible for all obligations under its agreements with Third Parties that are (i) in effect as of the Effective Date or (ii) entered into by Ono during the Term, and, in each case, no adjustment to the royalties payable by Ono under Section 6.4.1 ([*] Royalty Period) and 6.4.2 ([*] Royalty Period) shall be made on account of any such obligations.  In the event that the JSC determines to Develop a Product that would require the payment of a royalty under [*], Ono shall also pay all royalty payments under [*].  Notwithstanding the foregoing, if during the Term, Ono enters into an agreement with a Third Party to license Patent Rights in the Territory that would, but for such license, in the written reasoned opinion of Ono’s outside patent counsel (which written opinion shall be reasonably acceptable to Progenics), be infringed by the Development, manufacture, use, sale, offering for sale, importation, exportation or other Commercialization or exploitation of any Product in the Territory (“Third Party License”), then with respect to such Product, Ono and its Affiliates may deduct up to [*] of the royalties payable pursuant to such Third Party License actually paid by Ono to such Third Parties with respect to such Product from the royalties otherwise due to Progenics with respect to the Net Sales of such Product in the Territory under Section 6.4.1 ([*] Royalty Period), and 6.4.2 ([*] Royalty Period) provided that such withholding shall not in any Calendar Quarter reduce the royalties otherwise due to Progenics with respect to the Net Sales of such Product in the Territory under Section 6.4.1 ([*] Royalty Period) and Section 6.4.2 ([*] Royalty Period) by more than [*] percentage points.  For clarity and by way of example, if the royalty rate otherwise payable to Progenics for the Product is [*], the royalty rate after such withholding shall in no event be less than [*].

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6.5. Reports and Payments.

6.5.1. Cumulative Royalties.  The obligation to pay royalties under this Agreement shall be imposed only once with respect to any sale of any Product, regardless of the number of patents that may cover the Product.

6.5.2. Royalty Statements and Payments.  Within [*] days of the end of each Calendar Quarter, Ono shall deliver to Progenics a report, setting forth in reasonable detail for such Calendar Quarter, the following information, on a Product-by-Product basis: (a) Net Sales of the Product, (b) the amounts and types of Permitted Deductions taken, (c) the amount and types of the Product provided at no charge, and (d) the royalty due under this Agreement for the sale of the Product.  The royalty shall be calculated and paid quarterly as follows:

(a) Ono shall calculate the royalty due to Progenics based upon the Net Sales of all Products by Ono during the first quarter of each Ono Fiscal Year (ending June 30) (“1Q”) (“1Q Royalty”) and Ono shall make such payment to Progenics.

(b) Ono shall calculate the royalty due to Progenics based upon the Net Sales of all Products by Ono for 1Q and the second quarter of each Ono Fiscal Year (“2Q”) and this shall be “September 30 YTD Royalties”.  Ono shall deduct 1Q Royalty from September 30 YTD Royalties to arrive at the amount which is due to Progenics for 2Q and Ono shall make such payment to Progenics.

(c) Ono shall calculate the royalty due to Progenics based upon the Net Sales of all Products by Ono for 1Q, 2Q and the third quarter of each Ono Fiscal Year (“3Q”) and this shall be “December 31 YTD Royalties”.  Ono shall deduct September 30 YTD Royalties from December 31 YTD Royalties to arrive at the amount which is due to Progenics for 3Q and Ono shall make such payment to Progenics.

(d) Ono shall calculate the royalty due to Progenics based upon the aggregated Net Sales of all Products by Ono for 1Q, 2Q, 3Q and the final quarter of an Ono Fiscal Year (“4Q”) (“Full Ono Fiscal Year Royalties”).  Ono shall deduct December 31 YTD Royalties from Full Ono Fiscal Year Royalties to arrive at the amount which is due to Progenics for 4Q and Ono shall make such payment to Progenics.

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(e) The royalties payable hereunder for the period commencing with the First Commercial Sale of any Product shall be paid at the end of the first Ono Fiscal Year quarter in which such First Commercial Sale occurs and, thereafter, shall be paid as provided for above.

No such reports shall be due for the Product before the First Commercial Sale of such Product.  All royalty payments due hereunder shall be due and payable within twenty (20) business days following the distribution of each royalty statement specified in this Section 6.5.2 (Royalty Statements and Payments).

6.5.3. Taxes and Withholding.  All payments under this Agreement will be made without any deduction or withholding for or on account of any tax, duties, levies, or other charges unless such deduction or withholding is required by applicable laws or regulations to be assessed against Progenics.  If Ono is so required to make any deduction or withholding from payments due to Progenics, Ono will (a) promptly notify Progenics of such requirement, (b) pay to the relevant authorities on Progenics’ behalf the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Progenics, and (c) promptly forward to Progenics an official receipt (or certified copy) or other documentation reasonably acceptable to Progenics evidencing such payment to such authorities.  Ono shall, at the request of Progenics, use Commercially Reasonable Efforts in cooperation with Progenics to apply and qualify for all exemptions and other positions available to Progenics and its Affiliates under Japanese law and Article 22 of the Income Tax Convention between Japan and the United States with a view to achieving the maximum lawful reduction of Japanese withholding and other taxes payable by Progenics.

6.5.4. Currency.  All payments under this Agreement shall be made in United States dollars.  All such payments shall be translated into United States dollars at the exchange rate for conversion of Japanese Yen into United States dollars posted by [*] on the date on which Ono is required to make the applicable payment hereunder, provided that no deduction from any amount shall be made in respect of bank fees or charges.

6.5.5. Record Keeping.  Ono shall keep and shall cause its Affiliates to keep books and accounts of record in connection with the sale of the Product, in accordance with GAAP and in sufficient detail to permit accurate determination of all figures necessary for verification of royalties to be paid under this Agreement.  Ono and its Affiliates shall maintain such records for a period of at least [*] after the end of the Calendar Quarter in which they were generated, provided, however, that if any records are in dispute and Ono has received written notice from Progenics of the records which are in dispute, Ono shall keep such records until the dispute is resolved.

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6.5.6. Audits.  Upon thirty (30) days’ prior written notice from Progenics, Ono shall permit an independent certified public accounting firm of nationally recognized standing selected by Progenics and reasonably acceptable to Ono, to examine, at Progenics’ sole expense, the relevant books and records of Ono and its Affiliates as may be reasonably necessary to verify the amounts reported by Ono in accordance with Section 6.5.2 (Royalty Statements and Payments) and the payment of royalties under Section 6.4 (Royalty Payments).  An examination by Progenics under this Section 6.5.6 (Audits) shall occur not more than once in any Calendar Year and shall be limited to the pertinent books and records for any Calendar Year ending not more than [*] before the date of the request.  The accounting firm shall be provided access to such books and records at Ono’s facilit(y/ies) where such books and records are normally kept and such examination shall be conducted during Ono’s normal business hours.  Ono may require the accounting firm to sign a standard non-disclosure agreement before providing the accounting firm access to Ono’s facilities or records.  Upon completion of the audit, the accounting firm shall, subject to Section 6.5.8 (Confidentiality) provide both Ono and Progenics with a written report disclosing any discrepancies in the reports submitted by Ono or the royalties paid, and, in each case, the specific details concerning any discrepancies.

6.5.7. Underpayments/Overpayments.  If such accounting firm concludes that additional royalties were due to Progenics, Ono shall pay to Progenics the additional royalties within [*] days of the date Ono receives such accountant’s written report, plus interest, which shall be calculated at the average of the prime rate reported by JPMorgan Chase, New York City, each month during the period from the time any royalty payment was due until paid in full, plus [*] per annum.  If such underpayment exceeds [*] of the royalties that were to be paid to Progenics, Ono also shall reimburse Progenics for the out-of-pocket expenses incurred in conducting the audit.  Progenics shall not reveal to such accounting firm the conditions under which the audit expenses are to be reimbursed hereunder.  If such accounting firm concludes that Ono overpaid royalties to Progenics, Progenics will refund such overpayments to Ono, within [*] days of the date Progenics receives such accountant’s report.  No interest shall be due Ono on such overpayment.

6.5.8. Confidentiality.  All progress reports and financial information of Ono which are subject to review under this Section 6 (Payments by Ono to Progenics) shall be deemed to be Ono’s Confidential Information subject to the provisions of Section 8 (Confidentiality) hereof, and Progenics shall not disclose such Confidential Information to any Third Party or use such Confidential Information for any purpose other than reviewing progress made or verifying payments to be made by Ono to Progenics under this Agreement; provided, however, that such Confidential Information may be disclosed by Progenics to Third Parties only to the extent necessary to enforce Progenics’ rights under this Agreement.

7.	INTELLECTUAL PROPERTY.

7.1. Ownership of Intellectual Property.

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7.1.1. Inventorship.  Inventorship of any invention and any Patent Right claiming such invention shall be determined in accordance with the rules and guidelines regarding inventorship as established under (i) United States patent law (including case law and regulations associated therewith) for any Progenics Patent Rights and any Joint Patent Rights or purported Joint Patent Rights, and (ii) the patent law in effect in the place where such invention has been made (including case law and regulations associated therewith) for any Ono Collaboration Patent Rights and Ono Independent Patent Rights.  Authorship of any work subject to copyright protection shall be determined in accordance with the copyright law in effect in the place where such work was made.  The foregoing shall be determined without references to conflict of law principles.  Without limiting the foregoing, each Party shall own all right, title and interest in and to all Patent Rights and Know-How created solely by or on behalf of such Party.

7.1.2. Ownership of Joint Know-How and Joint Patent Rights.  The Parties shall jointly own any Joint Know-How and any Joint Patent Rights.

7.1.3. Exploitation of Joint Patent Rights and Joint Know-How Other Than as Provided in this Agreement.  Except as expressly provided in this Agreement, neither Party shall exploit any Joint Patent Right or Joint Know-How without the prior written approval of the other Party, provided, however, that (i) Progenics shall have the right to exploit, including the right to sub-license, any Joint Patent Right or Joint Know-How outside the Territory without the express written consent of Ono in connection with the development and commercialization of products that do not include the Compound, and, (ii) subject to Section 5.7 (Non-Competition) above, Ono shall have the right to exploit, including the right to sub-license, any Joint Patent Right or Joint Know-How inside the Territory without the express written consent of Progenics in connection with the development and commercialization of products that do not include the Compound.

7.2. Patent Rights.

7.2.1. Progenics Patent Rights and Wyeth Collaboration Joint Patent Rights.  The Parties acknowledge that the prosecution of the Progenics Patent Rights and Wyeth Collaboration Joint Patent Rights is governed by the Wyeth Agreement and the Partial Termination Agreement.  In the event Wyeth determines that any Progenics Patent Rights and/or Wyeth Collaboration Joint Patent Rights should not be prepared, filed, prosecuted or maintained in the Territory, Progenics shall, subject to Wyeth’s rights under the Wyeth Agreement and the Partial Termination Agreement, use Commercially Reasonable Efforts to prepare, file, prosecute and maintain the Progenics Patent Rights and the Wyeth Collaboration Joint Patent Rights (including provoking, instituting or defending interference, opposition, revocation, reexamination and similar proceedings related to the Progenics Patent Rights and the Wyeth Collaboration Joint Patent Rights) in the Territory consistent with the intellectual property strategy developed by the JDC, and approved by the JSC, in the Territory and the intellectual property strategy applicable to such rights outside of the Territory, all at Progenics’ expense.  The Parties shall cause their respective patent counsel to communicate regularly regarding the prosecution and maintenance of the Progenics Patent Rights and the Wyeth Collaboration Joint Patent Rights.  In the event Progenics, in the exercise of its reasonable business judgment, elects not to prepare, file, prosecute or maintain any Progenics Patent Rights or Wyeth Collaboration Joint Patent Rights in the Territory, Progenics shall give Ono notice to this effect, sufficiently in advance to permit Ono to instruct Progenics to undertake such filing, prosecution and maintenance without a loss of rights, and, thereafter, Progenics will use Commercially Reasonable Efforts to prepare, file and prosecute patent applications and maintain patents included in such Patent Rights in Progenics’ name in the Territory, all at Ono’s expense, as provided for herein.  All such Progenics Patent Rights shall remain owned exclusively by Progenics and all such Wyeth Collaboration Joint Patent Rights shall remain exclusively co-owned by Progenics and Wyeth.

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7.2.2. Joint Patent Rights. The Parties shall discuss in good faith, and thereupon, implement, in accordance with Sections 3.3 (Joint Development Committee (JDC) and 3.2 (Joint Steering Committee (JSC)), a mutually agreeable patent strategy with respect to all Joint Technology that may be patentable, and shall cause their respective patent counsel to communicate regularly regarding the prosecution and maintenance of the Joint Patent Rights in the Territory and outside the Territory.  With respect to all Joint Technology for which the Parties agree patent prosecution should be sought, the Parties shall cooperate in the preparation, filing and prosecution of patent applications (including provoking, instituting or defending interference, opposition, revocation, reexamination and similar proceedings related to the Joint Patent Rights), and shall discuss and agree on the content and form of relevant patent applications and any other relevant matters before such applications are made.  Each Party shall consider in good faith any comments from the other Party regarding steps to be taken to strengthen any Joint Patent Right.  With respect to Joint Patent Rights, Ono shall serve as the lead Party in the Territory and Progenics shall serve as the lead Party outside the Territory to prosecute and maintain all applications covering Joint Patent Rights (including provoking, instituting or defending interference, opposition, revocation, reexamination and similar proceedings related to the Joint Patent Rights) the costs of which shall be borne by Ono in the Territory and by Progenics outside the Territory, unless otherwise agreed by the Parties.  In the event that the Parties, after good faith discussions, cannot agree with respect to any decision to be made regarding the prosecution and maintenance of the Joint Patent Rights (including decisions relating to interference, opposition, revocation, reexamination and similar proceedings related to the Joint Patent Rights), Ono shall make such decision in the Territory and Progenics shall make such decision outside the Territory.  In all cases, each Party shall provide reasonable assistance to the other Party, at Ono’s expense with respect to Joint Patent Rights in the Territory and at Progenics’ expense with respect to Joint Patent Rights outside the Territory, with respect to any activities determined by a Party to be necessary or desirable to obtain patent protection for such Joint Technology.  In the event Ono elects not to prepare, file, prosecute or maintain any Joint Patent Rights in the Territory, it shall give Progenics notice to this effect, sufficiently in advance to permit Progenics to undertake such filing, prosecution and maintenance without a loss of rights, and, thereafter, Progenics may, upon written notice to Ono, file and prosecute  patent applications and maintain patents included in such Patent Rights in Progenics’ name, all at Progenics’ expense, provided that Progenics shall provide to Ono, for Ono’s review and approval, copies of all communications sent to and received from the Japanese patent office pertaining to the Joint Patent Rights, including, but not limited to, draft patent applications, filing receipts, office actions, responses and/or amendments, and notices of allowance.  In the event that Progenics assumes the filing, prosecution and maintenance of any Joint Patent Rights as provided for herein, Ono shall, and hereby does, assign to Progenics all of Ono’s right, title and interest in and to any such Joint Patent Rights.  Further, in the event that Progenics wishes to exploit any Joint Patent Rights outside the Territory, but Ono does not wish to do so, then Ono shall, and hereby does, assign to Progenics all of Ono’s right, title and interest in and to any such Joint Patent Rights. Ono hereby acknowledges that as of the Effective Date it has no intention of exploiting any Joint Patent Rights outside of the Territory.

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7.2.3. Ono Collaboration Technology.  Ono shall be solely responsible for the prosecution of the Ono Collaboration Patent Rights and the maintenance of any patents included within the Ono Collaboration Patent Rights at Ono’s expense.  Ono shall provide to Progenics copies of all communications sent to and received from patent offices pertaining to the prosecution of the Ono Collaboration Patent Rights including, but not limited to, draft patent applications, filing receipts, office actions, responses and/or amendments, and notices of allowance.  Ono shall use Commercially Reasonable Efforts to provide timely English translations of all such communications, provided, however, that if time does not permit timely complete translation of such communications, Ono shall use Commercially Reasonable Efforts to provide Progenics with a summary of such communications in English or to communicate with Progenics’ patent counsel.  Furthermore, the Parties shall cause their patent counsel to communicate regularly in advance regarding the prosecution of the Ono Collaboration Patent Rights.    Progenics shall be given at least fifteen (15) business days prior to the earlier of the expiration of any shortened statutory period for response or anticipated filing to review and comment upon the text of any such communication.  Ono also shall keep Progenics advised on the maintenance of any patents included within the Ono Collaboration Patent Rights and provide Progenics with a reasonable opportunity to comment on maintenance.  In the event that the Parties, after good faith discussions, cannot agree with respect to any decision to be made with respect to the preparation, filing, prosecution and maintenance of the Ono Collaboration Patent Rights (including decisions relating to interference, opposition, revocation, reexamination and similar proceedings related to the Ono Collaboration Patent Rights), Ono shall make such decision.  In no event, however, shall Ono take any action that would cause a breach of any Progenics Third Party Agreement or that would materially interfere with Progenics’ worldwide intellectual property strategy regarding the Compound or related formulations thereof.  In the event Ono elects not to prepare, file, prosecute or maintain any Ono Collaboration Patent Rights, it shall give Progenics notice to this effect, sufficiently in advance to permit Progenics to undertake such filing, prosecution and maintenance without a loss of rights, and, thereafter, Progenics may, upon written notice to Ono, file and prosecute  patent applications and maintain patents included in such Patent Rights in Progenics’ name, all at Progenics’ expense, provided that Progenics shall provide to Ono, for Ono’s review and approval, copies of all communications sent to and received from the Japanese office pertaining to the Ono Collaboration Patent Rights, including, but not limited to, draft patent applications, filing receipts, office actions, responses and/or amendments, and notices of allowance.  In the event that Progenics assumes the filing, prosecution and maintenance of any Ono Collaboration Patent Rights as provided for herein, Ono shall, and hereby does, assign to Progenics all of Ono’s right, title and interest in and to any such Ono Collaboration Patent Rights.  Further, in the event that Progenics wishes to exploit any Ono Collaboration Patent Rights outside the Territory, but Ono does not wish to do so, then Ono shall, and hereby does, assign to Progenics all of Ono’s right, title and interest in and to any such Ono Collaboration Patent Rights. Ono hereby acknowledges that as of the Effective Date it has no intention of exploiting any Ono Collaboration Patent Rights outside of the Territory.

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7.2.4. Cooperation.  Each Party agrees to cooperate with the other with respect to the preparation, filing, prosecution and maintenance of patents and patent applications pursuant to this Section 7.2 (Patent Rights), including the execution of all such documents and instruments and the performance of such acts (and causing its relevant employees to execute such documents and instruments and to perform such acts) as may be reasonably necessary in order to permit the other Party to continue any preparation, filing, prosecution or maintenance of Patent Rights as provided for in this Section 7.2 (Patent Rights).

7.2.5. Application for Patent Term Extension.  The Parties shall cooperate in obtaining Patent Term Extensions.  At least [*] days prior to the expiration of any statutory or other regulatory time period in the Territory for submitting an application for patent term extension pertaining to any of the patent rights included in the Progenics Patent Rights, Wyeth Collaboration Joint Patent Rights, Joint Patent Rights, Ono Collaboration Patent Rights or Ono Independent Patent Rights, including applications for interim extension and SPC in the Territory, Progenics shall submit to Ono a draft application therefor for Ono’s review and comment.  Progenics shall also promptly provide to Ono copies of all correspondence received from any patent office or regulatory office concerning such application for extension, and Ono shall have at least [*] days to review and comment on all correspondence sent to any patent office or regulatory office pertaining to such application.  Progenics shall consider in good faith any comments made by Ono pursuant to this Section.  In the event that the Parties, after good faith discussions at the JSC, cannot agree with respect to any decision to be made under this Section 7.2.5 (Application for Patent Term Extension) including the patent to apply for extension, Progenics shall make such decision.

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                7.2.6. Patent Markings.  Ono and Progenics shall discuss whether the Product shall be marked with the appropriate numbers of Patents owned solely or jointly by the Parties.

                7.2.7. Enforcement of Patent Rights.

(a) Notice.  If a Party becomes aware of any infringement, anywhere in the world, of any issued patent within the Progenics Patent Rights, Wyeth Collaboration Joint Patent Rights or Joint Patent Rights, such Party will notify the other Party in writing to that effect.  Any such notice shall include any available evidence to support an allegation of such infringement.

(b) Enforcement of Progenics Patent Rights and Wyeth Collaboration Joint Patent Rights in the Territory and Joint Patent Rights.  Except as otherwise provided in this Section 7.2.7(b) (Enforcement of Progenics Patent Rights and Wyeth Collaboration Joint Patent Rights in the Territory and Joint Patent Rights), Progenics shall, as between Progenics and Ono, have the first right but not the obligation, at its own expense, to take action (or cause or permit to be taken action) to obtain a discontinuance of infringement or bring suit against a Third Party infringer in the Territory of any Progenics Patent Rights, Wyeth Collaboration Joint Patent Rights, or the Joint Patent Rights consistent with the intellectual property strategy developed by the JSC in the Territory and Progenics’ intellectual property strategy applicable to such rights, if any, outside of the Territory.  Such right shall remain in effect until ninety (90) days after the date of notice given under Section 7.2.7(a) (Notice).  Progenics, at its own expense, may join Ono as a party plaintiff to any action or suit resulting from Progenics’ exercise of such rights.  Ono may participate, and be represented by independent counsel, in such litigation at its own expense.  Progenics shall not consent to the entry of any judgment or enter into any settlement with respect to such an action or suit without the prior written consent of Ono (not to be unreasonably withheld or delayed) if such judgment or settlement includes a finding or agreement that any Progenics Patent Rights, Wyeth Collaboration Joint Patent Rights, or Joint Patent Rights are invalid, unenforceable, or not infringed, grants a Third Party license, or would enjoin or grant other equitable relief against Ono.  Progenics shall bear all the expenses of any such action or suit brought by Progenics under this first right claiming infringement of any Progenics Patent Rights, Wyeth Collaboration Joint Patent Rights, or Joint Patent Rights.  If, after the expiration of the ninety (90) day period, Progenics has not obtained a discontinuance of the infringement of the Progenics Patent Rights, Wyeth Collaboration Joint Patent Rights, or the Joint Patent Rights or filed suit against any such Third Party infringer of the Progenics Patent Rights, Wyeth Collaboration Joint Patent Rights, or the Joint Patent Rights, or provided Ono with information and arguments demonstrating to Ono’s reasonable satisfaction that there is insufficient basis for the allegation of such infringement of the Progenics Patent Rights,

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Wyeth Collaboration Joint Patent Rights, or the Joint Patent Rights, then Ono shall have the second right, but not the obligation, at its own expense, to instruct Progenics to bring suit against such Third Party infringer (i) in the Territory of the Progenics Patent Rights, Wyeth Collaboration Joint Patent Rights, or the Joint Patent Rights or (ii) outside of the Territory of Joint Patent Rights.  Progenics may join Ono as a party plaintiff to any action or suit resulting from Ono’s exercise of such rights. Progenics shall not consent to the entry of any judgment or enter into any settlement with respect to such an action or suit without the prior written consent of Ono (not to be unreasonably withheld or delayed) if such judgment or settlement includes a finding or agreement that any Progenics Patent Rights, Wyeth Collaboration Joint Patent Rights, or Joint Patent Rights are invalid, unenforceable, or not infringed, grants a Third Party license, or would enjoin or grant other equitable relief against Ono.  Ono shall bear all the expenses of any such action or suit brought by Progenics, including the expenses of Progenics, under this second right claiming infringement of any Progenics Patent Rights, Wyeth Collaboration Joint Patent Rights, or Joint Patent Rights. Each Party shall cooperate with the other Party (including by executing any documents required to enable Progenics to initiate such litigation) in any action or suit for infringement of any Progenics Patent Rights, Wyeth Collaboration Joint Patent Rights, or Joint Patent Rights brought by Progenics against a Third Party in accordance with this Section 7.2.7(b) (Enforcement of Progenics Patent Rights and Wyeth Collaboration Joint Patent Rights in the Territory and Joint Patent Rights) and shall have the right to consult with the other.  Neither Party shall incur any liability directly to the other Party as a consequence of such action or suit or any unfavorable decision resulting therefrom, including any decision holding any Patent Right invalid or unenforceable.  However, the Party exercising the right to bring an action or suit shall indemnify and hold the other Party harmless from any liability to a Third Party as a consequence of such action or suit or any unfavorable decision resulting therefrom.  Any recovery obtained by either Party as a result of any such action or suit against a Third Party infringer shall be allocated as follows:

(i) [*]; and

(ii) [*].

(c) Enforcement of Ono Collaboration Patent Rights.  Except as otherwise provided in this Section 7.2.7(c) (Enforcement of Ono Collaboration Patent Rights), Ono in the Territory and Progenics outside the Territory (the “Action Party”) shall have the first right but not the obligation, at its own expense, to take action (or cause or permit to be taken action) to obtain a discontinuance of infringement or bring suit against a Third Party infringer of any Ono Collaboration Patent Rights.  Such right shall remain in effect until ninety (90) days after the date of notice given under Section 7.2.7(a) (Notice).

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The Action Party may join the other Party as a party plaintiff to any action or suit resulting from the Action Party’s exercise of such rights.  The Action Party shall not consent to the entry of any judgment or enter into any settlement with respect to such an action or suit without the prior written consent of the other Party (not to be unreasonably withheld or delayed) if such judgment or settlement includes a finding or agreement that any Ono Collaboration Patent Rights is invalid, unenforceable, or not infringed, grants a Third Party license, or would enjoin or grant other equitable relief against the other Party.  The Action Party shall bear all the expenses of any such action or suit brought by the Action Party claiming infringement of any Ono Collaboration Patent Rights.  If, after the expiration of the ninety (90) day period, the Action Party has not obtained a discontinuance of the infringement of Ono Collaboration Patent Rights or filed suit against any such Third Party infringer of Ono Collaboration Patent Rights, or provided the other Party with information and arguments demonstrating to the other Party’s reasonable satisfaction that there is insufficient basis for the allegation of such infringement of Ono Collaboration Patent Rights, then the other Party shall have the right, but not the obligation, to bring an action or suit against such Third Party infringer of Ono Collaboration Patent Rights.  The other Party may join the Action Party as a party plaintiff to such action or suit resulting from the other Party’s exercise of such rights.  The other Party shall not consent to the entry of any judgment or enter into any settlement with respect to such an action or suit without the prior written consent of the Action Party (which consent shall not unreasonably be withheld) if such judgment or settlement materially impacts any of the Action Party’s rights under this Agreement or would enjoin or grant other equitable relief against the Action Party.  Each Party shall cooperate (including by executing any documents required to enable the other Party to initiate such litigation) with the other Party in any action or suit for infringement of any Ono Collaboration Patent Right brought by the other Party against a Third Party in accordance with this Section 7.2.7(c) (Enforcement of Ono Collaboration Patent Rights) and shall have the right to consult with the other Party and to participate in and be represented by independent counsel in such litigation at its own expense.  Neither Party shall incur any liability directly to the other Party as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any Ono Collaboration Patent Right invalid or unenforceable.  However, the Party exercising the right to bring an action or suit shall indemnify and hold the other Party harmless from any liability to a Third Party as a consequence of such action or suit or any unfavorable decision resulting therefrom.  Any recovery obtained by either Party as a result of any such proceeding against a Third Party infringer shall be allocated as follows:

(i) [*]; and

(ii) [*].

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(d) Ono shall continue to pay Progenics all royalties and any other payments due under this Agreement during the pendency of any suit brought pursuant to this Section 7.2.7 (Enforcement of Patent Rights).

                7.2.8. Infringement and Third Party Licenses.

(a) Infringement of Third Party Patents - Course of Action.  If the performance of the Licensed Activities by Ono or any of its Affiliates is alleged by a Third Party to infringe a Third Party’s patent or other intellectual property right, the Party becoming aware of such allegation shall promptly notify the other Party.  Additionally, if either Party determines that, based upon the review of a Third Party’s patent or patent application or other intellectual property rights, it may be desirable to obtain a license from such Third Party with respect thereto so as to avoid any potential suit between either Party and such Third Party, such Party shall promptly notify the other Party and the JSC of such determination and initiate discussions to determine whether such license is desirable.

(b) Ono Option to Negotiate.  Subject to Section 7.2.8(c) (Third Party Infringement Suit) and Section 6.4.3 (Third Party Agreements), in the event that Ono determines that, in order for Ono or its Affiliates to engage in the Licensed Activities, it is necessary or desirable for Ono or its Affiliate to obtain a license under one or more patents or patent applications or other intellectual property rights owned or controlled by a Third Party (collectively, “Third Party IP Rights”), Ono shall have the first right, but not the obligation, to negotiate and enter into an agreement with such Third Party, whereby Ono is granted a license under such Third Party IP Rights permitting Ono and its Affiliates to practice such Third Party IP Rights in connection with the Licensed Activities and the performance of any of its obligations or the exercise of any of its rights under this Agreement; provided, however, that in no event shall Ono enter into such agreement without Progenics’ prior written consent, which consent shall not be unreasonably withheld.

(c) Third Party Infringement Suit.  If a Third Party sues Ono or any of Ono’s Affiliates (each Person so sued being referred to herein as a “Sued Party”), alleging that the Licensed Activities of Ono or any of Ono’s Affiliates during the Term of and pursuant to this Agreement infringe or will infringe such Third Party’s patent, then, upon Ono’s request and in connection with the Sued Party’s defense of any such Third Party infringement suit, Progenics shall provide reasonable assistance to the Sued Party for such defense.

                7.2.9. Compliance.  Subject to the specific provisions of this Agreement, Ono shall be responsible for, and use Commercially Reasonable Efforts to make, all filings required by any Regulatory Authority in the Territory.

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7.3. Trademarks.  Ono shall, subject to the review of the JSC as set forth in Section 3.2.3 (Specific Responsibilities of the JSC), select and own all Product-related trademarks (other than the RELISTOR trademark which is the subject of the next sentence), trade dress, copyrights and names to be used in connection with the marketing, promotion and sale of any Product in the Territory under this Agreement.  Subject to the assignment by Wyeth to Progenics of the RELISTOR trademark in the Territory, Progenics shall license to Ono any rights that Progenics may have to the RELISTOR trademark in the Territory.  The royalty for such license shall be included in the royalties payable to Progenics pursuant to Section 6.4 (Royalty Payments).

8.	CONFIDENTIALITY.

8.1. Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the Term and for five (5) years thereafter, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) under this Agreement shall keep such Confidential Information confidential and shall not publish or otherwise disclose or use such Confidential Information for any purpose other than as provided for in this Agreement, except for Confidential Information that the Receiving Party can establish:

(a) was already known by the Receiving Party (other than under an obligation of confidentiality) at the time of disclosure by the Disclosing Party and the Receiving Party has documentary evidence to that effect;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, other than through any act or omission of the Receiving Party or any of its Affiliates;

(d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or

(e) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party and the Receiving Party has documentary evidence to that effect.

8.2. Authorized Disclosure.

8.2.1. Disclosure.  Notwithstanding the provisions of Section 8.1 (Confidentiality), each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to:

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(a) file or prosecute patent applications as contemplated by this Agreement,

(b) prosecute or defend litigation,

(c) exercise its rights under this Agreement, including conducting clinical trial, provided such disclosure is covered by terms of confidentiality similar to those set forth herein, and

(d) comply with applicable governmental laws and regulations.

8.2.2. Notice of Disclosure.  In the event a Party shall deem it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to this Section 8.2 (Authorized Disclosure), the Disclosing Party shall to the extent possible give reasonable advance written notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such Confidential Information.

8.3. SEC Filings and Other Disclosures.  Either Party may disclose the terms of this Agreement (a) to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable laws, including, without limitation, the rules and regulations promulgated by the United States Securities and Exchange Commission, any Regulatory Authority in Japan or any stock exchange, and (b) in connection with a prospective acquisition, merger or financing of such Party, to prospective acquirers or merger candidates or to existing or potential investors, provided that prior to such disclosure each such prospective acquirer, candidate or investor shall agree in writing to be bound by obligations of confidentiality and non-use no less restrictive in scope than those set forth in this Section 8 (Confidentiality).  Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to clause (a) above, the Parties will consult with one another on the terms of this Agreement to be redacted in making any such disclosure.  If a Party discloses this Agreement or any of the terms hereof in accordance with clause (a) above, such Party agrees, at its own expense, to seek such confidential treatment of portions of this Agreement or such terms, as may be reasonably requested by the other Party.

8.4. Public Announcements; Publications.

8.4.1. Coordination.  The Parties agree on the importance of coordinating their public announcements respecting this Agreement and the subject matter hereof (other than academic, scientific or medical publications that are subject to the publication provision set forth below).  Progenics and Ono shall, from time to time, and at the request of the other Party, discuss and agree on the general information content relating to this Agreement (including relating to the Development and/or Commercialization of the Product) which may be publicly disclosed (including by means of any printed publication or oral presentation).

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8.4.2. Press Release.  The Parties may simultaneously release their agreed-upon announcements regarding the signing of this Agreement.

8.4.3. Publications.  During the Term, Ono will submit to Progenics for prior review and approval all proposed academic, scientific and medical publications and public presentations relating to the Development and/or Commercialization of any Product, for review in connection with preservation of Progenics Patent Rights, Wyeth Collaboration Joint Patent Rights, Wyeth Collaboration Patent Rights, Joint Patent Rights, Ono Collaboration Patent Rights and/or to determine whether any of such other Party’s Confidential Information should be modified or deleted.  Written copies of such proposed publications and presentations shall be submitted, in English, to Progenics no later than [*] days before submission for publication or presentation and Progenics shall provide its comments with respect to such publications and presentations within [*] days of its receipt of such written copy.  The review period may be extended for an additional [*] days in the event Progenics can demonstrate reasonable need for such extension, including, but not limited to, the preparation and filing of patent applications.  By mutual agreement, this period may be further extended.  Ono and Progenics will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other persons in any publications relating to the Development and/or Commercialization of any Product. During the Term, each Party shall provide to the other Party for its information any academic, scientific and medical publications relating to the Compound or any product containing the Compound of which such Party is aware.

9.	REPRESENTATIONS AND WARRANTIES.

9.1. Representations and Warranties of Each Party.  Each of Progenics and Ono hereby represents, warrants, and covenants to the other Party as follows:

(a) it is a corporation duly organized and validly existing under the laws of the state or country of its incorporation;

(b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and does not require any shareholder action or approval;

(c) it has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement;

(d) the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof do not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement relating to one or more Patent Rights or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any law, regulation, order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound; and

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(e) it shall at all times comply with all material laws and regulations applicable to its activities under this Agreement.

9.2. Additional Representations and Warranties of Progenics.   In addition to the representations and warranties made by Progenics elsewhere in this Agreement, Progenics, hereby represents, warrants and covenants to Ono that:

(a) Schedule 9.2(A) identifies all Progenics Patent Rights owned by Progenics in the Territory (the “Owned Progenics Patent Rights”), and Schedule 9.2(B) identifies all Progenics Patent Rights which Progenics licenses from Third Parties in the Territory (the “Licensed Progenics Patent Rights”), in each case along with the following information with respect to each identified Patent Right, as applicable: (i) country, (ii) title, (iii) application number, (iv) application filing date, (v) patent number, (vi) patent issue date, (vii) listed inventor(s), and (viii) current owner.  Schedule 9.2(C) identifies each Progenics Third Party Agreement that provides for Patent Rights or Know-How necessary for the Development and Commercialization of the Compound and Products in the Territory.  The Owned Progenics Patents Rights and the Licensed Progenics Patent Rights identified on Schedules 9.2 (A) and (B)) constitute all of the Progenics Patent Rights as of the Effective Date.

(b) To its knowledge and except as described in Schedule 9.2(D), Progenics exclusively owns all rights, title, and interest in the Owned Progenics Patent Rights and owns or Controls the Progenics Know-How existing as of the Effective Date in the Territory free and clear of any licenses, or other claim of right or ownership by any Third Party.  Neither any license granted by Progenics to any Third Party, nor any license granted by any Third Party to Progenics, conflicts with the license grants to Ono under this Agreement.

(c) Progenics has and will have the full right, power and authority to grant the licenses granted or to be granted to Ono under this Agreement.

(d) There are no Progenics Third Party Agreements that provide for Patent Rights or Know-How necessary to engage in the Licensed Activities other than the agreements identified in Schedule 9.2(C).  As of the Effective Date, no Third Party has any right, title or interest in or to, or any license under, any of the Progenics Patent Rights in the Territory other than as provided in Progenics Third Party Agreements or the Wyeth Agreement.

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(e) To the extent that any of the Progenics Patent Rights arose from work funded in whole or in part by United States federal funding, to Progenics’ knowledge all requirements necessary to (i) vest the entire right, title and interest in Progenics or Progenics’ licensor of such Progenics Patent Rights, and (ii) grant the licenses to Progenics under Patent Rights licensed to Progenics, have been satisfied.

(f) To Progenics’ knowledge, as of the Effective Date and except for the Patent Rights that Progenics has previously disclosed to Ono in writing, the Development and Commercialization by Ono of the Initial Formulation and the Product do not infringe any issued patent owned or possessed by any Third Party in the Territory.  As of the Effective Date, there are no outstanding orders, judgments or settlements against or owed by Progenics relating to the Progenics Technology that would adversely affect Ono’s ability to engage in the Licensed Activities, and there is no pending or, to the best of its knowledge, threatened, claims or litigation, relating to the Progenics Technology that would adversely affect Ono’s ability to engage in the Licensed Activities.

(g) As of the Effective Date, the Progenics Third Party Agreements that provide for Patent Rights or Know-How necessary for the Development and Commercialization of the Compound and Products in the Territory are in full force and effect, and Progenics is in compliance in all material respects with such Progenics Third Party Agreements. To Progenics’ knowledge, no event or omission has occurred, and no circumstances exist, which, with or without the giving of notice and/or the passage of time, would permit the counterparty to terminate any such Progenics Third Party Agreement.

(h) During the Term (i) Progenics will use Commercially Reasonable Efforts not to take or omit to take any actions the taking or omission of which would breach any Progenics Third Party Agreement, or other agreements between Progenics and Third Parties, that provide for Patent Rights or Know-How necessary for the Development and Commercialization of the Compound and Products in the Territory, and (ii) Progenics will, subject to any obligations of confidentiality, provide Ono promptly with notice of any allegation that Progenics has breached any such agreement.  During the Term, Progenics will not enter into any agreement with any Third Party adversely affecting the rights granted to Ono under this Agreement.

9.3. Additional Representation and Warranty of Ono.  In addition to the representations and warranties made by Ono elsewhere in this Agreement, Ono, hereby represents, warrants and covenants to Progenics that, as of the Effective Date, Ono has no product or compound in pre-clinical or clinical development that would be competitive with, or is intended to treat similar indications to those of, any Product.

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9.4. Representation by Legal Counsel.  Each Party hereto represents that it has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

9.5. No Inconsistent Agreements.  Neither Party has in effect, and after the Effective Date neither Party shall enter into, any oral or written agreement or arrangement that is or would be inconsistent with its obligations under this Agreement.

10.	TERM AND TERMINATION

10.1. Term.  The term of this Agreement (the “Term”) will commence on the Effective Date and extend on a Product-by-Product basis, unless this Agreement is terminated earlier in accordance with this Section 10 (Term and Termination), until the last to expire of the applicable [*] Royalty Period or [*] Royalty Period for any Product in the Territory.

10.2. Termination by Progenics.

10.2.1. General.  Progenics may terminate this Agreement at any time by giving written notice to Ono in the event that Ono commits a material breach of its representations, warranties, covenants or obligations, including [*] as provided for in Section 4.3 ([*] Development Activities), under this Agreement and such material breach remains uncured for ninety (90) days (or thirty (30) days for a breach of a payment obligation) measured from the date written notice of such material breach is given to Ono; provided, however, that if any breach other than non-payment is curable, but not reasonably curable within ninety (90) days, and so long as Ono is using Commercially Reasonable Efforts to cure such breach, such termination shall be delayed for a reasonable period of time in order to permit Ono reasonable time to cure such breach.

10.2.2. Payment Breaches.  Without limitation, failure by Ono to pay any amount in excess of [*] within the cure period specified in this Section 10.2 (Termination by Progenics) shall constitute a material breach of this Agreement.  If the alleged material breach relates to non-payment of an amount that is subject to a bona fide good faith dispute between the Parties as to whether such payment is due, the thirty (30) day cure period shall be tolled pending resolution of such dispute; provided, however, that if such amount is part of a larger payment due, only the cure period for the amount in dispute shall be tolled.

10.3. Termination by Ono.

10.3.1. Termination by Ono Because of Serious Safety, Efficacy or Commercial Reasons. If one or more safety, efficacy or commercial issues arise with respect to a Product which are sufficiently serious that Ono would cease Development or Commercialization of the Product if the Product were a product or proposed product owned solely by it, or to which it had exclusive rights, that were of similar commercial potential and at a similar stage in its development or product life, Ono shall promptly inform Progenics of such safety, efficacy or commercial issues(s) and convene a meeting of the JDC or, as appropriate, JCC to discuss such safety, efficacy or commercial issues and their implications for Development and Commercialization of the Product.  If the JDC or JCC is unable to agree on a plan to continue Development and Commercialization of the Product, then the matter will be referred to the JSC for discussion.  If the JSC is unable to agree on a plan to continue Development and Commercialization of the Product, [*] will discuss whether there is any viable alternative to ceasing Development and Commercialization and decide how to resolve any dispute or controversy between the Parties relating to this matter.

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10.3.2. Termination by Ono for Cause.  Ono may terminate this Agreement in its entirety for cause at any time by giving written notice to Progenics in the event that Progenics commits a material breach of its representations, warranties, covenants or obligations under this Agreement and such material breach remains uncured for ninety (90) days measured from the date written notice of such material breach is given to Progenics; provided, however, that if any breach other than non-payment is curable, but not reasonably curable within ninety (90) days, and so long as Progenics is using Commercially Reasonable Efforts to cure such breach, such termination shall be delayed for a reasonable period of time in order to permit Progenics reasonable time to cure such breach.

10.4. Effects of Expiration or Termination.

10.4.1. Upon Termination by Progenics.  On termination of this Agreement by Progenics pursuant to Section 10.2 (Termination by Progenics), the following shall occur:

(a) Ono shall, within [*] days of the effective date of the termination, at its own cost, transfer to Progenics copies of all data, reports, records and materials in the possession or control of Ono or its Affiliates that relate to any Product or the Compound and return to Progenics, or destroy at Progenics’ request, all relevant records and materials in Ono’s or its Affiliates’ possession or control containing Confidential Information of Progenics;

(b) Ono shall assign to Progenics ownership and control of all Registrational Filings and Regulatory Approvals made or filed or obtained for any Product and the Compound and all clinical, technical and other relevant reports and data relating to any Product and the Compound, each to the extent they are owned, Controlled or held in the name of Ono or its Affiliates;

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(c) All licenses granted by Progenics to Ono and its Affiliates with respect to any Product and the Compound shall immediately terminate;

(d) Ono shall assign to Progenics for no additional consideration, within [*] days of the effective date of the termination, the trademarks relating solely to any Product or the Compound owned by Ono and its Affiliates, and be responsible for the costs of recording trademark assignments in the Territory;

(e) The Parties shall negotiate in good faith a supply agreement for all Products on commercially reasonable terms to ensure that Progenics shall have for a period of [*] years a continuous supply of the Product in finished form ready for sale and, in addition, to the extent permitted under the terms of such agreements, Ono shall use Commercially Reasonable Efforts to assign to Progenics, at Progenics’ request, any of Ono’s rights under any agreements for the supply or manufacture of the Product or packaging or the supply of API of the Compound and, furthermore, at Progenics’ request, Ono shall sell to Progenics any of the inventory (including manufactured Product, packaging materials, promotional materials and any other Commercial items) held by Ono or its Affiliates at a price equal to their cost, and, in any case, Ono shall assign, license or sublicense to Progenics or its designee at no cost all documentation and technology in Ono’s Control necessary to enable Progenics or its designee to manufacture the Product;

(f) To the extent permitted by applicable law, Progenics shall have the right to continue to use, in accordance with applicable law, supplies of materials carrying the name or trademark of Ono or its Affiliates until those supplies have been depleted;

(g) Ono shall grant Progenics a fully paid-up, perpetual, irrevocable, royalty-free, non-exclusive license (with the right to grant sublicenses) in the Field under the Ono Collaboration Patent Rights, Ono Collaboration Know-How and Ono’s interest in the Joint Technology to make, have made, use, Develop, sell, offer to sell, have sold, import, export and otherwise exploit and Commercialize the Compound and any Product in the Territory, and Ono shall not assert any Ono Independent Patent Right against Progenics, its Affiliates or its sublicensees relating to the Development, Commercialization or other exploitation of any Product;

(h) In the event Ono fails to effect any assignment or license required under this Section 10.4.1 (Upon Termination by Progenics) within a reasonable period, Ono hereby appoints Progenics as its attorney-in-fact for such purpose; and

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(i) Ono shall pay to Progenics damages for Ono’s breach of this Agreement as provided by law.

10.4.2. Upon Termination by Ono for Serious Safety, Efficacy or Commercial Reasons.  On termination of this Agreement by Ono pursuant to Section 10.3.1 (Termination by Ono Because of Serious Safety, Efficacy or Commercial Reasons), the following shall occur:

(a) Ono shall, within [*] days of the effective date of the termination, at its own cost, transfer to Progenics copies of all data, reports, records and materials in the possession or control of Ono or its Affiliates that relate to any Product and the Compound and return to Progenics, or destroy at Progenics’ request, all relevant records and materials in the possession or control of Ono and its Affiliates containing Confidential Information of Progenics;

(b) Ono shall assign to Progenics ownership and control of all Registrational Filings and Regulatory Approvals made or filed or obtained for any Product and the Compound and all clinical, technical and other relevant reports and data relating to the Product and the Compound, each to the extent they are owned, Controlled or held in the name of Ono or its Affiliates;

(c) All licenses granted by Progenics to Ono and its Affiliates with respect to any Product and the Compound shall immediately terminate;

(d) Ono shall assign to Progenics for no additional consideration, within [*] days of the effective date of the termination, the trademarks relating solely to the Product owned by Ono and its Affiliates. Progenics shall be responsible for the costs of recording trademark assignments in individual countries;

(e) The Parties shall negotiate in good faith a supply agreement for all Products on commercially reasonable terms to ensure that Progenics shall have for a period of [*] years a continuous supply of the Product in finished form ready for sale and, in addition, to the extent permitted under the terms of such agreements, Ono shall use Commercially Reasonable Efforts to assign to Progenics, at Progenics’ request, any of Ono’s rights under any agreements for the supply or manufacture of the Product or packaging or the supply of API of the Compound and, furthermore, at Progenics’ request, Ono shall sell to Progenics any of the inventory (including manufactured Product, packaging materials, promotional materials and any other Commercial items) held by Ono or its Affiliates at a price equal to their cost, and, in any case, Ono shall assign, license or sublicense to Progenics or its designee at no cost all documentation and technology in Ono’s Control necessary to enable Progenics or its designee to manufacture the Product;

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(f) To the extent permitted by applicable law, Progenics shall have the right to continue to use, in accordance with applicable law, supplies of materials carrying the name or trademark of Ono or its Affiliates until those supplies have been depleted;

(g) Ono shall grant Progenics a fully paid-up, perpetual, irrevocable, royalty-free, non-exclusive license (with the right to grant sublicenses) in the Field under the Ono Collaboration Patent Rights, Ono Collaboration Know-How and Ono’s interest in the Joint Technology to make, have made, use, Develop, sell, offer to sell, have sold, import, export and otherwise exploit and Commercialize the Compound and any Product in the Territory, and Ono shall not assert any Ono Independent Patent Right against Progenics, its Affiliates or its sublicensees relating to the Development, Commercialization or other exploitation of the Product; and

(h) In the event Ono fails to effect any assignment or license required under this Section 10.4.2 (Upon Termination by Ono for Serious Safety, Efficacy or Commercial Reasons) within a reasonable period, Ono hereby appoints Progenics as its attorney-in-fact for such purpose.

10.4.3. Effect of Termination by Ono for Cause.  If Ono terminates this Agreement pursuant to Section 10.3.2 (Termination by Ono for Cause) all licenses granted by Progenics to Ono under this Agreement shall survive such termination and become a fully paid-up, perpetual, exclusive license under the Progenics Technology, Progenics’ interest in the Joint Technology, Progenics’ interest in the Wyeth Collaboration Joint Patent Rights and Progenics’ interest in the Wyeth Collaboration Joint Know-How, and a nonexclusive license under the Wyeth Collaboration Patent Rights, Wyeth Collaboration Know-How and Wyeth’s interest in the Wyeth Collaboration Joint Patent Rights and Wyeth Collaboration Joint-Know-How.  Notwithstanding the foregoing, Ono’s non-exclusive license under the Wyeth Collaboration Patent Rights, Wyeth Collaboration Know-How and Wyeth’s interest in the Wyeth Collaboration Joint Patent Rights and Wyeth Collaboration Joint Know-How shall at all times remain subject to the Wyeth Agreement and the Partial Termination Agreement.  In addition, in such event, Progenics shall, and shall cause its Affiliates to, assign and delegate to Ono or its designated Affiliate, and Ono or its designated Affiliate shall assume from Progenics, all of Progenics’ rights and obligations under the Progenics Third Party Agreements.

10.4.4. Effect of Expiration.  If this Agreement terminates because its Term has expired under Section 10.1 (Term), Section 2.7 (Fully Paid-up, Royalty-Free License) shall apply.

10.4.5. Accrued Rights.  Expiration or termination of this Agreement for any reason shall be without prejudice to any right which shall have accrued to the benefit of either Party prior to such termination, including, without limitation, damages arising from any breach under this Agreement or the obligation to make Development Milestone Payments, Commercialization Payments, Royalty Payments or any other payments required under this Agreement as to events or sales of Product occurring prior to the effective date of any expiration or termination of this Agreement.  Expiration or termination of this Agreement shall not relieve either Party from any obligation which is expressly indicated to survive such expiration or termination.

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10.4.6. Survival.  The following Sections of this Agreement shall survive expiration or termination of this Agreement for any reason:  1 (Definitions), 6.5.8 (Confidentiality), 7.1 (Ownership of Intellectual Property), 8 (Confidentiality) excluding Section 8.4, 10.5 (Provision for Insolvency) and 11 (Indemnification and Insurance).  The following Sections of this Agreement shall survive for the period specified or intended in such Sections: 2 (License Grants and Related Matters), 6.5.5 (Record Keeping), 6.5.6 (Audits), 6.5.7 (Underpayments/Overpayments), 7.3 (Trademarks), 10.4 (Effects of Expiration or Termination), 12 (Regulatory Matters; Product Safety Issues; Product Recalls), and 13 (Miscellaneous).

10.5. Provision for Insolvency.

10.5.1. Termination.  This Agreement may be terminated by written notice by either Party (the “Non-Debtor Party”) at any time during the Term (a) upon the declaration by a court of competent jurisdiction that the other Party (the “Debtor Party”) is bankrupt and the Debtor Party’s assets are to be liquidated, (b) upon the filing or institution of bankruptcy, liquidation or receivership proceedings (other than reorganization proceedings under Chapter 11 of the United States Bankruptcy Code) with respect to the Debtor Party, (c) upon an assignment of a substantial portion of the assets for the benefit of creditors by the Debtor Party, (d) in the event a receiver or custodian is appointed for the Debtor Party’s business, or (e) if a substantial portion of the Debtor Party’s business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall become effective only if the proceeding is not dismissed within sixty (60) days after the filing thereof.  To the extent permitted by applicable law, the effect of a termination under this Section 10.5.1 (Termination) shall be as described in Section 10.4.1 (Upon Termination By Progenics) in case of the Debtor Party is Ono, and in Section 10.4.3 (Effect of Termination by Ono for Cause) in the event the Debtor Party is Progenics.

10.5.2. Effect on Licenses.  All rights and licenses granted under or pursuant to this Agreement are licenses of rights to “intellectual property” as defined in Section 365(n) of Title 11 of the United States Code (“Title 11”).  Each Party agrees that the other Party, as licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under Title 11.  Each Party agrees during the Term, to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property.  If a case is commenced by or against the Debtor Party under Title 11, the Debtor Party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee) shall:

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(a) as the Non-Debtor Party may elect in a written request, immediately upon such request:

(i) perform all of the obligations provided in this Agreement to be performed by the Debtor Party including, where applicable and without limitation, providing to the Non-Debtor Party portions of such intellectual property (including embodiments thereof) held by the Debtor Party and such successors and assigns or otherwise available to them; or

(ii) provide to the Non-Debtor Party all such intellectual property (including all embodiments thereof) held by the Debtor Party and such successors and assigns or otherwise available to them; and

(b) not interfere with the rights of the Non-Debtor Party under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of Title 11.

10.5.3. Rights to Intellectual Property.  If (a) a Title 11 case is commenced by or against the Debtor Party, (b) this Agreement is rejected as provided in Title 11, and (c) the Non-Debtor Party elects to retain its rights under this Agreement as provided in Title 11, then the Debtor Party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee) shall provide to the Non-Debtor Party all such intellectual property (including all embodiments thereof) held by the Debtor Party and such successors and assigns, or otherwise available to them, immediately upon the Non-Debtor Party’s written request.  Whenever the Debtor Party or any of its successors or assigns provides to the Non-Debtor Party any of the intellectual property licensed under this Agreement (or any embodiment thereof) pursuant to this Section 10.5 (Provision for Insolvency), the Non-Debtor Party shall have the right to perform the obligations of the Debtor Party under this Agreement with respect to such intellectual property, but neither such provision nor such performance by the Non-Debtor Party shall release the Debtor Party from any such obligation or liability for failing to perform it.  The Parties hereto acknowledge and agree that the Development Milestone Payments to be paid under Section 6.2 (Development Milestone Payments) (and any other payment by Ono to Progenics under this Agreement other than the royalties to be paid under Section 6.4 (Royalty Payments) and Commercialization Payments to be paid under Section 6.3 (Commercialization Milestone Payments)) do not constitute “royalties” within the meaning of Title 11 or relate to licenses of intellectual property under this Agreement.

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10.5.4. Additional Rights.  All rights, powers and remedies of the Non-Debtor Party provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, Title 11) in the event of the commencement of a Title 11 case by or against the Debtor Party.  The Non-Debtor Party, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, Title 11) in such event.  The Parties agree that they intend the foregoing rights to extend to the maximum extent permitted by law, including, without limitation, for purposes of Title 11:

(a) the right of access to any intellectual property (including all embodiments thereof) of the Debtor Party, or any Third Party with whom the Debtor Party contracts to perform an obligation of the Debtor Party under this Agreement, and, in the case of the Third Party, which is necessary for the research, Development, manufacture and Commercialization of the Product in the Territory; and

(b) the right to contract directly with any Third Party to complete the contracted work.

11.	INDEMNIFICATION AND INSURANCE.

11.1. Indemnification by Ono.  Ono will indemnify, defend and hold harmless Progenics, each of its Affiliates, and each of its and its Affiliates’ employees, officers, directors and agents (each, a “Progenics Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the Progenics Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of: (a) any intentional misconduct or gross negligence on the part of Ono or its Affiliates in performing any activity contemplated by this Agreement; (b) personal injury or death of any person as a result of use of any Product containing the Compound supplied or sold by Ono or its Affiliates in the Territory; or (c) the material breach by Ono of any of its representations, warranties or covenants set forth in this Agreement; except, in each case ((a), (b), and (c)), to the extent caused by the gross negligence or intentional misconduct of Progenics or any Progenics Indemnified Party.

11.2. Indemnification by Progenics.  Progenics will indemnify, defend and hold harmless Ono, its Affiliates, distributors and each of its and their respective employees, officers, directors and agents (each, a “Ono Indemnified Party”) from and against any and all Liabilities that the Ono Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of: (a) any intentional misconduct or gross negligence on the part of Progenics or its Affiliates in performing any activity contemplated by this Agreement; (b) personal injury or death of any person as a result of use of any Product containing the Compound supplied or sold by Progenics outside the Territory; or (c) the material breach by Progenics of any of its representations, warranties or covenants set forth in this Agreement; except, in each case ((a), (b), and (c)), to the extent caused by the gross negligence or intentional misconduct of Ono or any Ono Indemnified Party.

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11.3. Procedure.  Each Party will notify the other Party in writing in the event it becomes aware of a Claim for which indemnification may be sought hereunder.  In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Section 11 (Indemnification and Insurance), such Party (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any Claims that are the subject matter of such proceeding.  The Indemnified Party shall cooperate fully with the Indemnifying Party in defense of such matter.  The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding.  In any such Claim, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such Claim (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  All such fees and expenses shall be reimbursed as they are incurred.  The Indemnifying Party shall not be liable for any settlement of any Claim effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened Claim in respect of which the Indemnified Party is, or arising out of the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on Claims that are the subject matter of such proceeding.

12.	REGULATORY MATTERS, PRODUCT SAFETY ISSUES, PRODUCT RECALLS

12.1. Regulatory Matters.

12.1.1. Cooperation and Sharing of Information.  The Parties shall cooperate to support all interactions with any Regulatory Authority related to the Product in the Territory.  Each Party will keep the other informed of its interactions with the Regulatory Authorities in the Territory, including by providing copies of correspondence and submissions with the Regulatory Authorities in the Territory.  Each Party shall give the other reasonable opportunity to review and comment on submissions relating to any Product or the Compound in the Territory to Regulatory Authorities prior to making such submissions.

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12.1.2. Interactions with Regulatory Authority in the Territory.  Ono shall be responsible for coordinating all interactions with the Regulatory Authority in the Territory that are related to scientific and medical questions, including but not limited to labeling, Compound and Product specifications, chemistry and manufacturing control matters, post-approval studies and other post-approval commitments.  Upon the request of Ono and accepted by the JDC, Progenics will support Ono to prepare fully electronic submissions (eCTD) to the Regulatory Authority in the Territory, subject to Section 2.10 (Costs of Assistance).

12.1.3. Ownership of Regulatory Approvals. Ono shall own all right, title and interest in all Registrational Filings and Regulatory Approvals for any Product and any applications therefor in the Territory.

12.1.4. Ono’s Affiliates.  Nothing in this Section shall limit Ono’s ability to authorize any Ono Affiliate to seek or obtain any Regulatory Approval in the Territory for any Product or own any such Regulatory Approval obtained as a result of any such application or Ono’s ability to assign ownership of any Regulatory Approval or application therefore.

12.1.5. Right of Reference.  Each Party hereby grants to the other a “right of reference,” as that term is defined in 21 C.F.R. § 314.3(b), to any data controlled by such Party that relates to any Product, and each Party shall provide a signed statement to this effect, if requested by the other Party, in accordance with 21 C.F.R. § 314.50(g)(3).

12.2. Medical and Customer Inquiries.  During Commercialization of any Product, Ono and its Affiliates, as appropriate, shall be responsible for responding to all inquiries related to such Product raised by health care professionals or other customers in the Territory.

12.3. Safety Agreement.  After the Effective Date, and before the filing of any IND in the Territory by Ono, the Parties shall in good faith negotiate and enter into a Safety Agreement within [*] days after the Effective Date.

12.4. Product Recalls.

12.4.1. Product Recalls in the Territory.  Ono shall be solely responsible at Ono’s expense for all contact with Regulatory Authorities in the Territory relating to any Recall of any Product in the Territory.  Ono shall be solely responsible at Ono’s expense for implementing, directing and administering any Recall of any Product in the Territory required or recommended by any Regulatory Authority in the Territory or court of competent jurisdiction, or determined by Ono, in its sole discretion, to be necessary or advisable.  If Ono is required or voluntarily decides to initiate a Recall in the Territory with respect to any Product, whether or not such Recall has been requested or ordered by any Regulatory Authority in the Territory, Ono shall promptly notify Progenics of such requirement or decision.  Further, Ono shall promptly notify Progenics of any event that Ono believes affects continuation of development and/or commercialization of any Product outside the Territory.

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12.4.2.   Product Recalls outside the Territory.  Progenics shall promptly notify Ono of any event that Progenics believes affects continuation of Development and/or Commercialization of any Product in the Territory, and any Recall of any Product outside the Territory, including, subject to any applicable confidentiality obligations, promptly disclosing to Ono any and all information related to any such Recall of any Product provided to Progenics by Wyeth.

12.5. Cost of Recalls.  Ono shall be solely responsible for the cost of any Recall in the Territory.

13.	MISCELLANEOUS.

13.1. Scope of License.  Unless otherwise expressly provided for herein, Ono may only engage in the Licensed Activities in the Territory.

13.2. Documents and Information.  Notwithstanding anything herein to the contrary, wherever this Agreement calls for the exchange of any documentation (including copies) and/or information, such documentation and/or information shall be shared in the English language (or, if time is of the essence, and a full translation of documents from Japanese to English is not possible, a summary translated version of such documentation and information pending delivery of full translation).  Each Party shall bear its own costs in interpreting such documents and/or information into English.  Whenever an interpreted document is provided to the other Party, an original copy of the document in the original language shall also be provided to the other Party.

13.3. Assignment.  Neither this Agreement nor any interest under this Agreement shall be assignable by either Party to this Agreement without the prior written consent of the other Party, except as follows:  Either Party may assign its rights and obligations under this Agreement by way of sale of such Party itself or the sale of a substantial portion of the business of such Party to which this Agreement relates, through merger, sale of assets and/or sale of stock or ownership interest, provided that such sale is not primarily for the benefit of such Party’s creditors.  In any such case, the assignment may only be made to the person acquiring the Party to this Agreement or the business of the Party.  Each Party shall promptly notify the other Party of any assignment or transfer under the provisions of this Section 13.3 (Assignment).  This Agreement shall be binding upon the successors and permitted assigns of the Parties to this Agreement and the name of a Party to this Agreement appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  Any assignment not in accordance with this Section 13.3 (Assignment) shall be void.

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13.4. Further Actions.  Each Party to this Agreement agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

13.5. Force Majeure.  Neither Party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement if and to the extent that such failure or delay is due to circumstances beyond its control that it could not have avoided by the exercise of reasonable diligence.  It shall notify the other Party promptly in the event such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use all Commercially Reasonable Efforts to resume performance of its obligations as soon as practicable; provided, however, that neither Party shall be required to settle any labor dispute or disturbance.

13.6. Correspondence and Notices.

13.6.1. Ordinary Notices.  Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile transmission (receipt verified), or by nationally recognized overnight delivery service to the employee or representative of the other Party who is designated by such other Party to receive such written communication.

13.6.2. Extraordinary Notices.  Extraordinary notices and communications (including, without limitation, notices of termination, force majeure, material breach, change of address) shall be in writing and delivered by hand or sent by nationally recognized overnight delivery service, prepaid registered or certified air mail, or by facsimile confirmed by prepaid first class, registered or certified mail letter, and shall be deemed to have been properly served to the addressee upon receipt of such written communication.

All correspondence to Ono shall be addressed as follows:

Ono Pharmaceutical Co., Ltd.
8-2, Kyutaromachi 1-chome
Chuo-ku, Osaka 541-8564, Japan
Attn: Senior Director, Business Development & Licensing
Fax:  +81(0)6-6263-2958

with a copy to:

Ono Pharma USA, Inc.
2000 Lenox Drive
Lawrenceville, NJ 08648, USA
Attn: President
Fax:  +1 (609) 219-9229

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All correspondence to Progenics shall be addressed as follows:

Progenics Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York  10591
Attn: Chief Executive Officer
Fax: +1 (914) 789-2817

with a copy to:

Progenics Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York  10591
Attn: General Counsel
Fax: +1 (914) 789-2856

13.7. Amendment.  No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

13.8. Waiver.  No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

13.9. Severability.  If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible.  In any such event, this Agreement shall be construed as if such clause or portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefore such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law.

13.10. Descriptive Headings.  The descriptive headings of this Agreement are for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

13.11. Entire Agreement.  Except for that certain Reciprocal Confidentiality and Nondisclosure Agreement among the Parties dated as of September 19, 2008, this Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof.

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13.12. Independent Contractors.  Both Parties are independent contractors under this Agreement.  Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party.  Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever. Other than the express duties and obligations set forth in this Agreement, neither Party shall have any implied fiduciary to the other Party.

13.13. Counterparts.  This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

13.14. Future Relationships.  Nothing contained in this Agreement shall be construed, by implication or otherwise, as an obligation of any Party hereto to enter into a further agreement regarding the subject matter of this Agreement. Further, other than expressly stated herein, nothing herein shall be construed to grant either Party hereto a license, either express or implied, to any patent, know-how, trademark or trade name of the other Party.

13.15. Interpretation.  The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to include the plural (and vice versa), wherever appropriate. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections, Exhibits or Schedules shall be construed to refer to Sections, Exhibits and Schedules of this Agreement.  References to dollar amounts shall be deemed to indicate United States Dollars.

13.16. No Third Party Rights or Obligations.  No provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement.

13.17. Governing Law.  This Agreement, the rights of the Parties and all Claims arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the substantive laws in effect in the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

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13.18. Alternative Dispute Resolution; Jurisdiction for Actions Related to Intellectual Property; Venue; Service of Process.

13.18.1. General Claims.  Except as provided in Section 13.18.2 (Jurisdiction for Actions Related to Intellectual Property) and 13.19 (Waiver of Jury Trial), any Claim between the Parties arising in whole or in part under or in connection with this Agreement shall be settled by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules; provided, however, that the Parties hereby agree that the time schedule for the appointment of arbitrators and the time schedule for submission of the statement of defense shall follow the arbitration rules of the International Chamber of Commerce.  The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitration shall be commenced when one Party serves the other Party with a written demand to arbitrate.

13.18.2. Jurisdiction for Actions Related to Intellectual Property.  Each Party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York located in New York City or the United States District Court for the Southern District of New York located in New York City for the purpose of any Claim between the Parties relating to Patent Rights or Know-How arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Claim, any Claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Claim brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such Claim other than before one of the above-named courts.  Notwithstanding the previous sentence, a Party may commence any Claim in a court other than the above-named courts solely to seek pre-litigation attachment of assets or preliminary injunction relief prior to litigation on the merits in the above-named courts or for the purpose of enforcing an order or judgment issued by one of the above-named courts.

13.18.3. Venue.  Each Party agrees that for any Claim between the Parties arising in whole or in part under or in connection with this Agreement, such Party shall bring such Claims in New York, New York, United States if either Party requests arbitration under Section 13.18.1 (General Claims) or if a Claim is subject to Section 13.18.2 (Jurisdiction for Actions Related to Intellectual Property).  Each Party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

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13.18.4. Service of Process.  Each Party hereby (i) agrees that service of process in any Claim between the Parties arising in whole or in part under or in connection with this Agreement shall constitute good and valid service of process in any such Claim if sent by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13.6 (Correspondence and Notices) and (ii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Claim any claim that service of process made in accordance with clause (i) does not constitute good and valid service of process.

13.19. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

13.20. Dispute Resolution.  Except as set forth in Section 3.1.3 (Decision Making) with respect to tie votes regarding decisions within the jurisdiction of the various Committees, if the Parties are otherwise unable to resolve a dispute among them informally, Ono or Progenics, by written notice to the other, may have such dispute referred to their respective executive officers designated for attempted resolution by good faith negotiations (each, a “Responsible Executive”).

For Ono:                                           [*]

For Progenics:                                           [*]

Any such dispute shall be submitted to the Responsible Executives no later than [*] days following such request by either the JSC or Ono or Progenics.  In the event the Responsible Executives are not able to resolve any such dispute within [*] days after submission of the dispute to such Responsible Executives, Ono or Progenics, as the case may be, may pursue whatever measures legally available to resolve such dispute.  All negotiations pursuant to this Section 13.20 (Dispute Resolution) shall be treated as compromise and settlement negotiations.  Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation between the Parties.

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13.21. Specific Performance.  The Parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached, irreparable damage may occur which would be extremely impractical or difficult to measure and that as a result no adequate remedy of law may exist; accordingly the non-defaulting Party, in addition to any other available rights or remedies, shall have the right to seek, in a court of competent jurisdiction, specific performance of the terms of this Agreement.

13.22. Purchases of Equity Securities.

13.22.1. General.  From the Effective Date until one (1) year after the First Commercial Sale of any Product in the Territory, except as permitted hereunder, Ono and its Affiliates will not directly or indirectly in any manner:

(a) acquire, or agree to acquire by purchase beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in any voting securities of Progenics;

(b) make, or actively participate in any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission (the “SEC”) promulgated pursuant to Section 14 of the Exchange Act) with respect to (a) a business combination, restructuring, recapitalization or similar transaction with Progenics or (b) election or removal of directors; provided, however, that the prohibition in this Section 13.22.1 (Purchase of Equity Shares; General) shall not apply to solicitations exempted from the proxy solicitation rules by Rule 14a-2 under the Exchange Act as such Rule 14a-2 is in effect as of the Effective Date;

(c) form, join or in any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Progenics;

(d) enter into any arrangement or understanding with others to do any of the actions restricted or prohibited under Sections 13.22.1(a), (b) or (c); or

(e) otherwise publicly offer to Progenics or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with Progenics or otherwise seek in concert with others, to control or change the board of directors of Progenics or nominate any person as a director of Progenics who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of Progenics with respect to a business combination, restructuring, recapitalization or similar transaction with Progenics.

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13.22.2. Exceptions for Purchasing Securities of Progenics.  Nothing herein shall prevent:

(a) Ono from purchasing additional securities of Progenics if after such purchase Ono and its Affiliates would own no greater percent of the total voting power of all voting securities of Progenics then outstanding than Ono and such Affiliates owned immediately prior to the Effective Date;

(b) Ono from acquiring securities of Progenics issued in connection with stock splits, stock dividends or recapitalizations or on exercise of pre-emptive or other purchase rights afforded to Progenics stockholders generally;

(c) Ono or Ono’s Affiliates from purchasing securities of Progenics pursuant to (i) a pension plan established for the benefit of Ono’s employees, (ii) any employee benefit plan of Ono or (iii) any stock portfolios not controlled by Ono or any of its Affiliates that invest in Progenics among other companies; or

(d) Ono from acquiring securities of another biotechnology or pharmaceutical company that beneficially owns any of Progenics’ securities.

13.22.3. Exceptions.  The limitations provided in this Section 13.22 (Purchase of Equity Securities) shall immediately terminate upon the occurrence of any of the following events:

(a) the commencement by any person of a tender or exchange offer seeking to acquire beneficial ownership of fifty percent (50%) or more of the outstanding shares of voting securities of Progenics;

(b) the execution of an agreement which, if consummated, would result in either (i) the beneficial owners of Progenics voting securities or voting power beforehand owning less than fifty percent (50%) of the voting securities or voting power of the surviving company in the transaction or (ii) the sale of all or substantially all of the assets of Progenics;

(c) during any twelve month period, there is a change in the composition of the Progenics board of directors such that the individuals constituting such board at the beginning of such period cease for any reason to constitute a majority of the board; or

(d) the adoption of a plan of liquidation or dissolution with respect to Progenics.

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13.23. Exclusion.  No action or actions taken by Ono or any of its Affiliates pursuant to the terms of this Agreement or any collaboration agreement between Ono or its Affiliates, on the one hand, and Progenics or its Affiliates, on the other hand, or in connection with exercising or enforcing rights hereunder or thereunder shall be deemed to violate the restrictions contained herein.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

Ono Pharmaceutical Co., Ltd.	Progenics Pharmaceuticals, Inc.
By:_____________________________________	By:_______________________________
Name: Title:	Name: Title:

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SCHEDULE 1

CHEMICAL DRAWING OF THE COMPOUND

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SCHEDULE 9.2(A)

OWNED PROGENICS PATENT RIGHTS
[*]

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Schedule 9.2(B)

Licensed Progenics Patent Rights
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Schedule 9.2(C)

Progenics Third Party Agreements
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Schedule 9.2(D)

Exceptions

[*]

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